                                                                  EXECUTION COPY





                               PURCHASE AGREEMENT

                                  COMMON STOCK

                                       OF

                             THE ISAAC CORPORATION,

                          FERREX TRADING CORPORATION,

                            PAULDING RECYCLING, INC.

                                      AND

                       BRIQUETTING CORPORATION OF AMERICA

                                      AND

                                 PLAN OF MERGER

                                  BY AND AMONG

                            METAL MANAGEMENT, INC.,

                         ISAAC ACQUISITION CORPORATION

                                      AND

                           FERREX TRADING CORPORATION



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                               TABLE OF CONTENTS



                                                                                                PAGE



ARTICLE  I    PURCHASE AND SALE OF PURCHASED SECURITIES . . . . . . . . . . . . . . . . . . . .  2
              1.1  Purchase and Sale of Isaac Purchased Securities  . . . . . . . . . . . . . .  2
              1.2  Purchase Price of Ferrex Purchased Securities  . . . . . . . . . . . . . . .  2
              1.3  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              1.4  Purchase Price of Isaac Purchased Securities . . . . . . . . . . . . . . . .  2
              1.5  Purchase of Paulding and Briquetting Purchased Securities  . . . . . . . . .  3
              1.6  Purchase Price of Paulding and Briquetting Purchased Securities  . . . . . .  3
              1.7  Security for Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              1.8  The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE  II   THE MERGER . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              2.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              2.2  Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              2.3  Closing . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
              2.4  Effects of the Merger . .  . . . . . . . . . . . . . . . . . . . . . . . . .  5
              2.5  Certificate of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . .  5
              2.6  Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
              2.7  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE  III  REPRESENTATIONS AND WARRANTIES OF MTLM AND SUB  . . . . . . . . . . . . . . . . .  5
              3.1    Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
              3.2    Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . .  6
              3.3    Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
              3.4    No Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
              3.5    SEC Filings and Financial Information  . . . . . . . . . . . . . . . . . .  6
              3.6    MTLM Shares; Capitalization  . . . . . . . . . . . . . . . . . . . . . . .  7
              3.7    No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
              3.8    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
              3.9    Accuracy of Information Furnished by MTLM  . . . . . . . . . . . . . . . .  8
              3.10   No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . .  8
              3.11   Capitalization of Sub; Continuation of Isaac Business  . . . . . . . . . .  9
              3.12   Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
              3.13   Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
              3.14   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

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ARTICLE  IV   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE
              COMPANIES ................................................... 10
              4.1   Corporate Status ...................................... 10
              4.2   Power and Authority ................................... 10
              4.3   Enforceability ........................................ 10
              4.4   Capitalization......................................... 11
              4.5   Shareholders of each Company........................... 11
              4.6   No Violation .......................................... 11
              4.7   Records ............................................... 12
              4.8   Subsidiaries .......................................... 12
              4.9   Financial Statements .................................. 12
              4.10  Changes Since the Current Balance Sheet Date .......... 13
              4.11  Liabilities ........................................... 13
              4.12  Litigation ............................................ 14
              4.13  Environmental Matters ................................. 14
              4.14  Real Estate ........................................... 19
              4.15  Good Title to and Condition of Assets ................. 22
              4.16  Compliance with Laws .................................. 22
              4.17  Labor and Employment Matters .......................... 23
              4.18  Employee Benefit Plans ................................ 24
              4.19  Tax Matters ........................................... 26
              4.20  Insurance ............................................. 27
              4.21  Receivables ........................................... 27
              4.22  Licenses and Permits .................................. 28
              4.23  Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions ................ 28
              4.24  Intellectual Property ................................. 28
              4.25  Contracts ............................................. 29
              4.26  Customer Lists and Recurring Revenue .................. 30
              4.27  Accuracy of Information Furnished by the Shareholders.. 30
              4.28  Investment Intent; Accredited Investor Status; Securities
                    Documents ............................................. 30
              4.29  Business Locations .................................... 31
              4.30  Names; Prior Acquisitions ............................. 31
              4.31  No Commissions ........................................ 31
              4.32  Inventory ............................................. 31
              4.33  Identification of Assets .............................. 31
              4.34  Restrictions .......................................... 31

ARTICLE  V    CONDUCT OF BUSINESS PENDING THE CLOSING ..................... 32
              5.1   Conduct of Business Pending the Closing ............... 32

ARTICLE  VI   ADDITIONAL AGREEMENTS ....................................... 33
              6.1   Further Assurances .................................... 33
              6.2   Compliance with Covenants ............................. 34

              6.3   Cooperation ............................................. 34
              6.4   Access to Information ................................... 34
              6.5   Notification of Certain Matters ......................... 34
              6.6   Tax Treatment ........................................... 34
              6.7   Confidentiality; Publicity .............................. 34
              6.8   No Other Discussions .................................... 34
              6.9   Restrictive Covenants ................................... 35
              6.10  Trading in MTLM's Common Stock .......................... 36
              6.11  Other Agreements ........................................ 36
              6.12  [Reserved] .............................................. 36
              6.13  Additional Actions ...................................... 36
              6.14  Certification of Tax Status ............................. 36
              6.15  Option to Purchase Office Building ...................... 36
              6.16  Tax Returns of the Companies Subsequent to Closing ...... 37
              6.17  Pension Plan ............................................ 37
              6.18  Audits .................................................. 37
              6.19  Employee Compensation Plan .............................. 37
              6.20  First Right to Purchase Certain Property ................ 37
              6.21  Additional Consideration ................................ 38
              6.22  Isaac Proxies ........................................... 39
              6.23  Registration Rights ..................................... 39
              6.24  Mitigation Rights ....................................... 39

ARTICLE VII   CLOSING DELIVERIES OF THE COMPANIES AND THE SHAREHOLDERS ...... 40
              7.1   Corporate Documents ..................................... 40
              7.2   Opinion of Counsel ...................................... 40
              7.3   Consents ................................................ 40
              7.4   Company Stock ........................................... 41
              7.5   Other Closing Deliveries ................................ 41
              7.6   Employment Agreements ................................... 41
              7.7   Notes Payable to Richard G. Isaac and Renee Isaac ....... 41

ARTICLE VIII CLOSING DELIVERIES OF MTLM AND SUB ............................. 42
              8.1   Purchase Price .......................................... 42
              8.2   Opinion of Counsel ...................................... 42

ARTICLE  IX  INDEMNIFICATION ................................................ 43
              9.1   Agreement by the Shareholder Indemnitors to Indemnify ... 43
              9.2   Agreement by MTLM to Indemnify .......................... 46
              9.3   Conditions of Indemnification ........................... 47
              9.4   Held Back Shares and Rights of Set off to Secure the
                    Shareholder Indemnitors' Indemnification Obligation ..... 48

ARTICLE  X   SECURITIES LAW MATTERS ......................................... 50

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              10.1   Disposition of MTLM Securities ......................... 51
              10.2   Legend ................................................. 51

         ARTICLE  XI     DEFINITIONS ........................................ 51
              11.1   Defined Terms .......................................... 51
              11.2   Other Definitional Provisions .......................... 58
              11.3   Knowledge .............................................. 58

ARTICLE  XII  TERMINATION, AMENDMENT AND WAIVER ............................. 58
              12.1   Termination ............................................ 58

ARTICLE  XIII GENERAL PROVISIONS ............................................ 58
              13.1   Notices ................................................ 58
              13.2   Entire Agreement; No Third Party Beneficiaries ......... 60
              13.3   Expenses ............................................... 60
              13.4   Amendment; Waiver ...................................... 60
              13.5   Binding Effect; Assignment ............................. 60
              13.6   Counterparts ........................................... 60
              13.7   Interpretation ......................................... 60
              13.8   Governing Law; Interpretation .......................... 61
              13.9   Arm's Length Negotiations .............................. 61
              13.10  Isaac Children ......................................... 61

                                    EXHIBITS


Exhibit A         MTLM Notes
Exhibit B         Downpayment Notes
Exhibit C         George III Note
Exhibit D         Collateral Agency Agreement
Exhibit E         Letter of Credit
Exhibit F         Mortgages
Exhibit G         MTLM Stock Pledge
Exhibit H         Downpayment Pledge
Exhibit I         Guaranty Agreement
Exhibit J         Certificate of Merger
Exhibit K         Form of Warrant
Exhibit L         Office Building Option Agreement
Exhibit M         Agreement and Form of Proxy
Exhibit N         Registration Rights Agreement
Exhibit O         George A. Isaac, III Employment Agreement
Exhibit P         Richard G. Isaac Employment Agreement
Exhibit Q         Escrow Agreement

                     PURCHASE AGREEMENT AND PLAN OF MERGER


     This Purchase Agreement and Plan of Merger (this "Agreement") is entered into effective as of June 23, 1997, by and among Metal Management, Inc., a Delaware corporation ("MTLM"), Isaac Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of MTLM ("Sub"); The Isaac Corporation ("Isaac"), Ferrex Trading Corporation ("Ferrex"), Paulding Recycling, Inc. ("Paulding"), Briquetting Corporation of America ("Briquetting"), all Ohio corporations (Isaac, Ferrex, Paulding and Briquetting being sometimes hereinafter referred to collectively as the "Companies" and individually as a "Company") and all of the shareholders of the Companies (collectively the "Shareholders," and individually, a "Shareholder"). Certain other capitalized terms used herein are defined in Article XI or elsewhere throughout this Agreement.


                                    RECITALS

     A. The Shareholders own, and until the Closing (as defined herein) will own, all of the issued and outstanding equity securities of Isaac, Ferrex, Paulding and Briquetting.

     B. MTLM has determined it is in its best interests to purchase and the Shareholders have determined it is in their best interests to sell all of the equity securities of Isaac, Paulding and Briquetting and certain of the equity securities of Ferrex upon the terms and subject to the conditions set forth in this Agreement.

     C. MTLM desires to acquire from the Shareholders of Ferrex all of the remaining issued and outstanding equity securities of Ferrex held by the Shareholders (the "Ferrex Stock"), by means of a merger (the "Merger") of Ferrex with and into Sub pursuant to which the remaining shares of Ferrex Stock will be converted into the right to receive 1,942,857 shares of Common Stock of MTLM of which 717,143 shares of Common Stock of MTLM shall be held in escrow pursuant to Section 9.4 as security for the Shareholder Indemnitors' indemnification of MTLM pursuant to Article IX.


                               TERMS OF AGREEMENT

     In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I

                  PURCHASE AND SALE OF PURCHASED SECURITIES

     1.1 PURCHASE AND SALE OF ISSAC PURCHASED SECURITIES. Subject to the terms and conditions of this Agreement, at the Closing Date, MTLM shall purchase from the Shareholders, and each Shareholder shall sell, transfer and convey to MTLM, all of the equity securities of Isaac (the "Isaac Purchased Securities"), certain equity securities of Ferrex (the "Ferrex Purchased Securities"), and all of the equity securities of Paulding (the "Paulding Purchased Securities") and Briquetting (the "Briquetting Purchased Securities") set forth opposite such Shareholder's name on Schedule 1.1 hereto.

     1.2 PURCHASE PRICE OF FERREX PURCHASED SECURITIES. The aggregate purchase price for the Ferrex Purchased Securities consists of $3,101,927 payable to the Shareholders of Ferrex in accordance with Schedule 1.1 hereof by MTLM's delivery of promissory notes of MTLM in the form attached hereto as Exhibit A ("MTLM Notes") accruing interest at a rate equal to the prime lending rate announced from time to time by Bankers Trust Company in New York, New York as its prime lending rate (the "Prime Lending Rate"), provided, however, that, except as otherwise provided in the MTLM Notes, the interest rate on the MTLM Notes shall at no time exceed 1.0% in excess of, and shall at no time be less than 1.0% below, the Prime Lending Rate on the Closing Date. All principal and accrued interest shall be payable over a period of up to three (3) years, as set forth in the MTLM Notes.

     1.3 MERGER. Subject to the terms and conditions of this Agreement, on the Closing Date, immediately following the transactions described above, Ferrex will be merged with and into Sub pursuant to the terms set forth in Article II hereof.

     1.4 PURCHASED PRICE OF ISSAC PURCHASED SECURITIES. The aggregate purchase price for the Isaac Purchased Securities consists of:

          (a) $10,600,000 payable to the Shareholders of Isaac in accordance with Schedule 1.1 hereto by MTLM's delivery of promissory notes of MTLM in the form attached hereto as Exhibit B ("Downpayment Notes") accruing interest at a rate equal to the Prime Lending Rate, provided, however, that, except as otherwise provided in the Downpayment Notes, the interest rate on the Downpayment Notes shall at no time exceed 1.0% in excess of, and shall at no time be less than 1.0% below, the Prime Lending Rate on the Closing Date. All principal and accrued interest under the Downpayment Notes shall be payable on November 1, 1997 unless extended pursuant to the terms of the Downpayment Notes.

          (b)    $2,000,000 payable to George A. Isaac, III in accordance with
     Schedule 1.1 hereto, by MTLM's delivery of a promissory note of MTLM in the form attached hereto as Exhibit C ("George III Note") accruing interest at a rate equal to the Prime Lending Rate, provided, however, that, except as provided in the George III Note, the interest rate on the George III Note shall at no time exceed 1.0% in excess of, and shall at no time be less than 1.0% below, the Prime Lending Rate on the Closing Date. All principal and accrued but unpaid interest shall be payable on February 15, 1998; and

          (c) $20,394,974 payable to the Shareholders of Isaac in accordance with Schedule 1.1 hereto by MTLM's delivery of MTLM Notes.

     1.5      PURCHASE OF PAULDING AND BRIQUETTING PURCHASED SECURITIES.
Subject to the terms and conditions of this Agreement, at the Closing Date and immediately following the transactions described above, MTLM shall purchase from the Shareholders of Paulding and Briquetting, and each such Shareholder shall sell, transfer and convey to MTLM, the Paulding Purchased Securities and the Briquetting Purchased Securities set forth opposite such Shareholder's name on
Schedule 1.1 hereto. (The Isaac Purchased Securities, the Ferrex Purchased Securities, the Paulding Purchased Securities, and the Briquetting Purchased Securities are sometimes referred to herein as the "Purchased Securities").

     1.6 PURCHASE PRICE OF PAULDING AND BRIQUETTING PURCHASED SECURITIES. The aggregate purchase price for the Paulding Purchased Securities and the Briquetting Purchased Securities consists of $450,000 in MTLM Notes issued in accordance with Schedule 1.1 hereto. (The Downpayment Notes, the MTLM Notes, and the George III Note, together with the Richard and Renee Notes, shall be referred to herein collectively as the "Notes").

     1.7 SECURITY FOR PAYMENT. The Downpayment Notes, the MTLM Notes and the Richard and Renee Notes shall be secured by the following items:

          (a) the delivery by MTLM to the Collateral Agents, as defined in the form of Collateral Agency Agreement attached hereto as Exhibit D, of an irrevocable transferable standby letter of credit (the "Letter of Credit"), which letter of credit shall be in the form attached hereto as Exhibit E;

          (b) the delivery by Isaac to the Collateral Agents of open end mortgages and security agreements encumbering real estate in Cuyahoga, Defiance and Williams Counties, Ohio (collectively, the "Mortgages") in the form attached hereto as Exhibit F;

          (c) the obligation of MTLM to issue, and MTLM agrees that it shall issue, shares of common stock of MTLM (the "Security Shares"), in an amount equal to 139,700 shares minus the number of Permitted Additional Shares previously issued pursuant to Section 6.21 to the Collateral Agents upon the occurrence of an Event of Default under (and as defined in) the Notes, such obligation to be evidenced by the Stock Issuance and Pledge Agreement (the "MTLM Stock Pledge") in the form of Exhibit G hereto; and

          (d) the delivery by MTLM and Sub to the Collateral Agents of a Stock Pledge Agreement providing for a pledge of all of the capital stock of Isaac, Paulding, Briquetting and Sub (the "Downpayment Pledge") in the form of Exhibit H hereto; and

          (e) the delivery by MTLM to the Collateral Agents of a Guaranty Agreement (the "Guaranty") in the form of Exhibit I hereto guaranteeing the Richard and Renee Notes. (The Letter of Credit, Mortgages, MTLM Stock Pledge, Downpayment Pledge and Guaranty are collectively referred to as the "Collateral Documents").

     1.8 THE CLOSING. The Closing of the transactions contemplated hereby (the "Closing"), including the purchase and sale of the Purchased Securities, and immediately thereafter the consummation of the Merger, shall take place on the date hereof (the "Closing Date"), at the offices of MTLM's counsel in Chicago, Illinois, or at such other time or place as MTLM and the Shareholder Indemnitors may otherwise agree.


                                 ARTICLE II

                                 THE MERGER

     2.1 THE MERGER. Upon execution of this Agreement, a Certificate of Merger (the "Certificate of Merger") which is substantially in the form attached hereto as Exhibit J shall be executed and duly acknowledged by the President or a Vice President and the Secretary or Assistant Secretary of each of Ferrex and Sub, as the constituent corporations. On the Closing Date, the Certificate of Merger shall be filed with the (i) Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law and (ii) the Secretary of State of the State of Ohio in accordance with the Ohio General Corporation Law, and upon such filing and the certification of the Certificate of Merger (the time of such issuance being the "Effective Time") with respect thereto by, the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio: Ferrex shall be merged with and into the Sub in accordance with applicable state law and Section 368(a)(2)(D) of the Code; the Ferrex Purchased Securities shall be canceled and retired and shall cease to exist and no stock of MTLM or other consideration shall be delivered in exchange therefor; the remaining outstanding shares of Ferrex Stock shall be converted into the right to receive 1,942,857 shares of Common Stock of MTLM, plus warrants for the purchase of 462,500 shares of Common Stock of MTLM exercisable at any time and from time to time on or before the fifth anniversary of the Closing Date for a price per share set forth in the warrant (such warrants to be in the form of Exhibit K hereto) with such Common Stock and warrants of MTLM to be distributed among the Shareholders as set forth in Schedule 1.1 hereto; and Sub shall be the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Ferrex shall cease.

     2.2 ESCROW. Pursuant to Section 9.4, 717,143 shares of Common Stock of MTLM shall be held in escrow as security for the Shareholder Indemnitors' indemnification of MTLM pursuant to Article IX.

     2.3 CLOSING. The closing of the Merger will take place concurrently with the Effective Time of the Merger at the time and according to the provisions set forth in Section 1.8 hereof, it being understood by the parties hereto that the Certificate of Merger will be filed with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio on such date.

     2.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 252 of the Delaware General Corporation Law.

     2.5 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of Sub, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, provided that, at the Effective Time, Article First of the Certificate of Incorporation shall read as follows:

          "FIRST:  The name of the Corporation is Ferrex Trading Corporation."

     2.6 DIRECTORS AND OFFICERS. At the Effective Time, the Board of Directors of the Surviving Corporation shall be comprised of Gerard M. Jacobs,
T. Benjamin Jennings and George A. Isaac, III, and the initial officers of the Surviving Corporation shall be the officers of Ferrex.

     2.7 FURTHER ASSURANCES. After the Closing, the Shareholders shall from time to time, at the request of MTLM and without further cost or expense to MTLM, execute and deliver such other instruments of conveyance and transfer and take such other actions as MTLM may reasonably request, in order to more effectively consummate the transactions contemplated hereby.



                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                               OF MTLM AND SUB

     As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, MTLM and Sub make, as of the date hereof, the following representations and warranties to the Shareholders, provided, however, that all of the following representations and warranties are expressly qualified by the information and disclosures contained in the Cozzi Agreement (as defined herein) including the Schedules thereto (a copy of which has been furnished to the Companies and the Shareholders) or contained in the Form 10-K for MTLM's fiscal year ended March 31, 1997 (the "1997 10-K") which is required to be filed with the SEC on or before June 30, 1997:

     3.1 CORPORATE STATUS. Each of MTLM and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation. Each of MTLM and its Subsidiaries has the requisite corporate power and authority, and has in effect all material federal, state, local and other governmental authorizations necessary, to own or lease its property and to carry on its business as now being conducted. Each of MTLM and its Subsidiaries is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of its property and the conduct of its business requires such qualification. Schedule 3.1 sets forth a list of all Subsidiaries of MTLM.

     3.2 CORPORATE POWER AND AUTHORITY. Each of MTLM and Sub has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as provided on Schedule 3.2, MTLM has, or will have at the time of Closing, and Sub has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

     3.3 ENFORCEABILITY. Each of this Agreement, the Other Agreements and the Notes has been duly executed and delivered by each of MTLM and Sub, as the case may be, and constitutes a legal, valid and binding obligation of each of MTLM and Sub, as the case may be, enforceable against MTLM and/or Sub in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3.4 NO COMMISSIONS. Neither MTLM nor any of its Subsidiaries has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     3.5      SEC FILINGS AND FINANCIAL INFORMATION.  MTLM has made all filings
required to be made by it with the SEC (as defined herein).   All of such
filings made by MTLM (collectively, "SEC Documents") (i) complied in all material respects as to form with the applicable requirements of the SEC and
(ii) none of such filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.


     3.6       MTLM SHARES; CAPITALIZATION.

          (a) The shares of Common Stock of MTLM to be issued pursuant to the Merger, the Security Shares, when issued, and any Additional Shares to be issued pursuant to Section 6.21, when issued, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive, first refusal, or similar rights and the shares of Common Stock of MTLM to be issued pursuant to the Merger, the Security Shares, when issued, and any Additional Shares, when issued, will be free of all transfer restrictions (other than those pursuant to this Agreement or applicable state and federal securities laws). MTLM has duly authorized and reserved for issuance the shares of Common Stock of MTLM to be issued pursuant to the Merger, the Security Shares and any Additional Shares to be issued in accordance with Section 6.21.

          (b) Schedule 3.6 sets forth, with respect to MTLM, (i) the number of authorized shares of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock, and (iii) the number of shares each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of MTLM (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of MTLM, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth in Schedule 3.6, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require MTLM to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth in Schedule 3.6, there are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to MTLM. Except as set forth in Schedule 3.6, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of MTLM, and MTLM is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

     3.7 NO VIOLATION. Except for the filing of the Certificate of Merger with, and the certification of the Certificate of Merger by, the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio, and the filing of a listing application with the Nasdaq Stock Market, Inc., the execution and delivery of this Agreement by MTLM and Sub, the Other Agreements, the Notes and the Confidentiality Agreement by MTLM and Sub, the performance by each of MTLM and any of its Subsidiaries of its obligations hereunder and thereunder and the consummation by each of MTLM and any of its Subsidiaries of the transactions contemplated by this Agreement and the Other Agreements will not (i) contravene any provision of the articles of incorporation or bylaws of MTLM or any of its Subsidiaries, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or any self-regulatory organization or securities market or any arbitration award which is either applicable to, binding upon or enforceable against MTLM or any of its Subsidiaries, (iii) conflict with, result in any breach of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against MTLM or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of MTLM or any of its Subsidiaries (except as contemplated by this Agreement and MTLM's financing arrangements), or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except, in the case of item (iii), for any such events which would not have a Material Adverse Effect.

     3.8       COMPLIANCE WITH LAWS.

          (a) Each of MTLM and its Subsidiaries is in material compliance with all laws, regulations and orders applicable to it, its business and its operations (as conducted by it now and during the three consecutive years prior to the Closing) and to its assets and owned and leased properties (in each case owned or used by it now or during the three consecutive years prior to Closing). Except as set forth on Schedule 3.8, neither MTLM nor any of its Subsidiaries has been cited, fined or otherwise notified of any asserted past or present material failure to comply with any laws, regulations or orders and no proceeding with respect to any such material violation is pending or, to the knowledge of MTLM or any of its Subsidiaries, threatened.

          (b) Except as described on Schedule 3.8, neither MTLM nor any of its Subsidiaries is subject to any Contract, decree or injunction which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

     3.9 ACCURACY OF INFORMATION FURNISHED BY MTLM. No representation, statement or information made or furnished by MTLM, Sub or any of MTLM's representatives in this Agreement or in any Schedule, certificate or other document to be delivered pursuant hereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. MTLM has made available to the Shareholders true, accurate and complete copies of all documents listed or described in
Schedule 3.10 hereto.

     3.10     NO MATERIAL ADVERSE CHANGE.   Since December 31, 1996, there has
not been, with respect to MTLM or any of its Subsidiaries, any Material Adverse Change (or Effect). For purposes of this paragraph, "Material Adverse Change (or Effect)" shall not include: (i) the acquisition of or agreement to acquire any companies or the assets of any companies; (ii) the termination of any agreement to acquire or the unwind or sale of any companies or the assets of any companies; (iii) the placement of, or entering into any agreement to place, any debt or equity securities of MTLM; (iv) any change in the trading price of the Common Stock of MTLM; or (v) any change in the Board of Directors of MTLM; provided that each such item described in (i), (ii),
(iii), and (v) is specifically identified on Schedule 3.10 hereto and MTLM has made available to the Shareholders copies of all documents, instruments and other written materials executed in connection therewith; and provided, further, that the exclusion set forth in clause (i) shall not apply with respect to any Material Adverse Change (or Effect) to the operations of the acquired company or companies.

     3.11 CAPITALIZATION OF SUB; CONTINUATION OF ISSAC BUSINESS. Prior to the transaction, MTLM will be in control of Sub within the meaning of Section 368(c)(1) of the Code. Following the transaction, Sub will not issue additional shares of its stock that would result in MTLM losing control of Sub within the meaning of Section 368(c)(1) of the Code. MTLM has no plan or intention to reacquire any of its stock issued in the transaction, except pursuant to the terms of the Escrow Agreement. MTLM has no plan or intention to liquidate Sub; to merge Sub with and into another corporation; to sell or otherwise dispose of the stock of Sub; or to cause Sub to sell or otherwise dispose of any of the assets of Ferrex acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code. Following the transaction, Sub will continue the historic business of Ferrex or use a significant portion of Ferrex's business assets in a business.

     3.12 INVENTORY. All properties and assets of MTLM and each of its Subsidiaries (other than real property), whether personal or mixed, tangible or intangible, wherever located, that consists of inventory (including any raw materials and work-in-progress): (i) were acquired in the ordinary course of business consistent with past practice; (ii) are of a quantity and condition useable or saleable in the ordinary course of business within the normal inventory turnover experience of MTLM and its Subsidiaries; and (iii) are valued at the lower of cost or net realizable market value. Neither MTLM nor any of its Subsidiaries has any material liability with respect to the return or repurchase of any goods in the possession of any customer.

     3.13 RECEIVABLES. All the Receivables (as hereinafter defined) of MTLM and its Subsidiaries represent bona fide transactions and arose in the ordinary course of business of MTLM or such Subsidiaries, as applicable. All of MTLM's and its Subsidiaries' Receivables are good and reasonably expected to be collectable Receivables, and are reasonably expected to be collected in the ordinary course of business, without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the March 31, 1997 audited balance sheets of MTLM or such Subsidiary, as the case may be, as reasonably adjusted since the date of such balance sheet in the ordinary course of business consistent with past practice and subject to credit insurance for Receivables.

     3.14 LITIGATION. Except as set forth on Schedule 3.14, there is no action, suit or other legal or administrative proceeding or governmental investigation, pending or, to the knowledge of MTLM or any of its Subsidiaries, threatened, anticipated or contemplated against, by or affecting any of MTLM, its Subsidiaries or any of their properties or assets which is reasonably likely to have a Material Adverse Effect, or relating to the transactions contemplated by this Agreement or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of MTLM and its Subsidiaries, there is no basis for any of the foregoing. Except as set forth in Schedule 3.14, there are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of MTLM or any of its Subsidiaries is or was a party which have not been complied with in full or which continue to impose any material obligations on MTLM or any of its Subsidiaries.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTS OF
                     THE SHAREHOLDERS AND THE COMPANIES


     As a material inducement to MTLM and Sub to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders and the Companies hereby severally and not jointly makes, as of the date hereof, the following representations and warranties to MTLM and Sub:

     4.1 CORPORATE STATUS. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each Company has the requisite power and authority to own or lease its property and to carry on its business as now being conducted. Each Company is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its property and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 4.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any Company.

     4.2 POWER AND AUTHORITY. The Companies and such Shareholder has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Such Shareholder has the requisite competence to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. Each Isaac Shareholder represents that he or she is a resident of the State of Ohio (or, in the case of William M. Isaac, the State of Florida; in the case of Stephanie Isaac, the State of California; and in the case of David Isaac, the State of Florida).

     4.3 ENFORCEABILITY. Each of this Agreement and the Other Agreements has been duly executed and delivered by each Company and such Shareholder and constitutes the legal, valid and binding obligation of such Company and such Shareholder, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     4.4 CAPITALIZATION. Schedule 4.4 sets forth, with respect to each Company, (i) the number of authorized shares of each class of its capital stock,
(ii) the number of issued and outstanding shares of each class of its capital stock, and (iii) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of any Company, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any of the Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any of the Companies. Except as set forth in Schedule 4.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any of the Companies, and none of the Companies is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

     4.5 SHAREHOLDERS OF EACH COMPANY. Schedule 4.5 sets forth, with respect to each Company, (i) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). The Shareholders are the holders of all issued and outstanding shares of capital stock of the Companies. Such Shareholder owns the shares set forth opposite his or her name on Schedule 4.5, free and clear of all Liens, restrictions and claims of any kind, except as set forth on Schedule 4.5. Such shares are not subject to any voting trust agreement, proxy or other Contract, except as set forth on Schedule 4.5.

     4.6 NO VIOLATION. Except as set forth on Schedule 4.6, the execution and delivery of this Agreement by the Companies and the Shareholders, the performance by each of them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not
(i) contravene any provision of the articles of incorporation or bylaws of any Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any

Company or the Shareholders; (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any Company or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any Company, or (v) require them to obtain the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except in the case of item (iii) for any such events which would not have a Material Adverse Effect.

     4.7 RECORDS. Except as set forth on Schedule 4.7, the copies of the respective articles of incorporation and Code of Regulations of the Companies which were or will be provided to MTLM are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for each Company provided to MTLM for review were correct and complete as of the date of such review with respect to all actions of the Company since 1989, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of each Company taken by written consent or at a meeting since 1989. All material corporate actions taken by each Company have been duly authorized or ratified. Since January 1, 1989, all accounts, books, ledgers and official and other records of each Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of each Company, as previously provided to MTLM, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of each of the Companies.

     4.8 SUBSIDIARIES. Except as otherwise set forth on Schedule 4.8, none of the Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

     4.9 FINANCIAL STATEMENTS. The Shareholders have delivered to MTLM (i) the financial statements of Isaac and Ferrex as of December 31, 1996, including the notes thereto, audited by Ernst & Young LLP and (ii) the December 31, 1996 unaudited financial statements of Paulding and Briquetting (collectively, the "Financial Statements"), copies of which are attached as Schedule 4.9 hereto. The balance sheets dated as of December 31, 1996 included in the Financial Statements are referred to herein as the "Current Balance Sheets". The Financial Statements fairly present the financial position of each Company at the balance sheet date and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except as set forth in Schedule 4.9. The books and records of the Companies fully and fairly reflect in all material respects the transactions, properties, assets and liabilities of each Company. Except as set forth in Schedule 4.9, there are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

     4.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as disclosed in Schedule 4.10, since the date of the Current Balance Sheet, none of the Companies has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $50,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified, to the knowledge of the Shareholders, any agreement involving an amount in excess of $50,000;
(xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith or except in the ordinary course of its business; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (xix) had a Material Adverse Effect; or (xx) agreed to do or authorized any of the foregoing.

     4.11 LIABILITIES. Except as set forth on Schedule 4.11, to the knowledge of the Shareholders, none of the Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (i) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (ii) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (iii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (iv) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (v) liabilities incurred in the ordinary course of business prior to the date of the Current

Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. The consolidated net worth of the Companies will be no less than $5,750,000 as of the date hereof. As of the date hereof, the aggregate outstanding indebtedness under (i) The Isaac Corporation's Promissory Note dated March 22, 1996 with National City Bank, Northwest and the Loan Agreement dated March 29, 1996 with Capital Bank, N.A., and (ii) the Ferrex Trading Company's Promissory Note dated May 6, 1996 with National City Bank, Northwest does not exceed $6,000,000. As of the date hereof, the maximum amounts due under the Officer Wealth Plan have been accrued and are reflected or taken into account in the Current Balance Sheet

     4.12 LITIGATION. Except as set forth on Schedule 4.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation, pending or, to the knowledge of the Shareholders, threatened, anticipated or contemplated: (i) against, by or affecting any of the Companies or any of their properties or assets, or the Shareholders; (ii) relating to the transactions contemplated by this Agreement; or (iii) which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of the Shareholders, there is no basis for any of the foregoing. Except as set forth in Schedule 4.12, there are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any Company is or was a party which have not been complied with in full or which continue to impose any material obligations on any Company.

     4.13     ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 4.13:

          (a) To the best of the Shareholders' knowledge, each Company is in material compliance with all Environmental, Health and Safety Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as defined herein). None of the Companies is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws which would have a Material Adverse Effect. Each Company is in material compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

          (b) Each Company has obtained, or caused to be obtained, and, to the best of the Shareholders' knowledge, is in material compliance with, all licenses, certificates, permits, approvals and registrations (collectively "Licenses") required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses, and to the best of the Shareholders' knowledge, each Company is in material compliance with all the terms, conditions and requirements of such Licenses, and copies of such Licenses have been made available to MTLM. There are no administrative or judicial investigations, notices, claims or other proceedings pending or, to the best of the Shareholders' knowledge, threatened by any Governmental Authority or third parties against any Company, their respective businesses, operations, properties, or assets, which question the validity or entitlement of any Company to any License required by the Environmental, Health and Safety Laws for the ownership of each of the respective properties and assets of any Company and the operation of their respective business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Companies, or upon MTLM in the event that the transaction contemplated by this Agreement closes.

          (c) None of the Companies has received or is aware of any non-compliance order, warning letter, investigation, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending or, to the best of the Shareholders' knowledge, threatened against or involving any Company, their respective business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by such Company of its properties or assets or the operation of its business, which has not been resolved with the issuing Governmental Authority or third party in a manner that would not have a Material Adverse Effect on MTLM in the event that the transaction contemplated by this Agreement closes or which could have a Material Adverse Effect on the Companies.

          (d) To the best of the Shareholders' knowledge, each Company is in full compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued to the Company pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder, except for such noncompliance which in each case would not have a Material Adverse Effect or affect the Owned Properties or Leased Premises.

          (e) To the best of the Shareholders' knowledge, none of the Companies has (i) generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully allowed to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in material contravention of any Environmental, Health and Safety Laws or (ii) generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, any material quantities of Hazardous Substances or other waste upon Owned Properties or Leased Premises, except as permitted by law, except as would in each case not have a Material Adverse Effect. For purposes of this Section 4.13, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws or which are regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this Section 4.13, the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

          (f) To the best of the Shareholders' knowledge, (i) none of the Companies has caused, nor allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any material quantity of Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto and (ii) there has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any material quantity of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises or to any properties adjacent thereto. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

          (g) To the best of the Shareholders' knowledge, none of the Companies has generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or (ii) the Environmental Protection Agency or the relevant state agency has notified the Company or any Subsidiary that it has proposed or is proposing to place on the National Priorities List or its state equivalent. None of the Companies, nor the Shareholders has received notice, and to the best of the Shareholders' knowledge, none of the Companies, nor the Shareholders has knowledge of any facts which could give rise to any notice, that any Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. None of the Companies has submitted or was required to submit any notice pursuant to
     Section 103(c) of CERCLA with respect to the Leased Premises or the Owned Properties. None of the Companies has received any written request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where any Company has transported, transferred or disposed of other Wastes. To the best of the Shareholders' knowledge, none of the Companies has been required to and has not undertaken any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authorities or at the request of any other third party and none of the Companies has any material liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

          (h) Except as set forth on Schedule 4.13, none of the Companies has or has used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Owned Properties or Leased Premises. For purposes of this Section 4.13, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

          (i) Schedule 4.13 identifies, to the best of the Shareholders' knowledge, regardless of their materiality (i) all environmental audits, assessments or occupational health studies of which any Shareholder or Company is aware of having been undertaken by any Company, or their agents, or by the Shareholders, or by any Governmental Authority, or by any third party on behalf of any Company, relating to or affecting any

     Company, or any of the Leased Premises or the Owned Properties; (ii) the results of which any Company is aware of any ground, water, soil, air or asbestos monitoring undertaken by any Company, or their respective agents, or by the Shareholders, or by any Governmental Authority, or by any third party on behalf of any Company, relating to or affecting any Company, or any of the Leased Premises or the Owned Properties; (iii) all written communications between any Company and any Governmental Authority arising under or related to Environmental, Health and Safety Laws; and
     (iv) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting any Company or any of the Leased Premises or the Owned Properties.

          (j) Schedule 4.13 contains, to the best of the Shareholders' knowledge, a list of the assets of each Company which contain "asbestos" or "asbestos-containing material" (as such terms are identified under the Environmental, Health and Safety Laws). Schedule 4.13 also identifies, to the best of the Shareholders' knowledge, (i) the degree of friability of all existing asbestos and asbestos-containing material and (ii) all actions taken by each Company, directly or indirectly, or by any of their respective agents, employees, representatives or contractors with respect to asbestos or asbestos-containing materials, including but not limited to all methods and manner of abatement, removal, containment, encapsulation, repair, maintenance, renovation, demolition, salvage, installation, storage, transportation, disposal, monitoring, spill/emergency clean-up, protective health and safety measures and training of personnel (whether employees or independent contractors or otherwise). Except as set forth in
     Schedule 4.13, to the best of the Shareholders' knowledge, each Company has operated and continues to operate in material compliance with all Environmental, Health & Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. Except as set forth in Schedule 4.13, there are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or, to the best of the Shareholders' knowledge, threatened against or directly affecting any Company, or any of their respective assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

          (k) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, or ordinances or judicial or administrative interpretations thereof, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

          (l) To the best of the Shareholders' knowledge, Schedule 4.13 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by each Company on any of the Owned Properties or the Leased Premises which have involved the generation, accumulation, storage, treatment, transportation, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of any material quantities of Hazardous Substances.

          (m) To the best of the Shareholders' knowledge, Schedule 4.13 identifies the locations to which each Company has transferred, transported, hauled, moved, or disposed of Waste over the past five years and provides general information on the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

          (n) To the best of the Shareholders' knowledge, none of the Owned Properties or Leased Properties presently includes, or has been constructed upon, any "wetlands" as defined under applicable Environmental, Health and Safety Laws.

          (o) As used in this Section 4.13, the term "Companies" is deemed to refer to the Companies predecessors-in-interest and other entities in which the Companies have an interest.

          (p) As used in Section 4.13(e), (f), (g), (h), (i) and (l), the terms "Owned Properties" and "Leased Premises" are deemed to refer to any properties previously owned or leased by the Companies and used in the operation of the scrap metal business.

     4.14    REAL ESTATE.

          (a) None of the Companies owns any real property or any interest therein except for the Retained Properties and except those properties as set forth on Schedule 4.14(a) (the properties listed on Schedule 4.14(a), the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties. Except as set forth on Schedule 4.14(a), with respect to each such parcel of Owned Property:

               (i) each Company has good and marketable title to each parcel of its Owned Property, free and clear of any Lien other than
          (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and
          (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 4.14(a), all of which policies have been previously delivered to MTLM.

          (ii) there are no pending or, to the knowledge of the Shareholders, threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters materially affecting adversely the current use, occupancy or value thereof;

          (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; to the knowledge of the Shareholders, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (iv) to the knowledge of the Shareholders, all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in material compliance with applicable laws, ordinances, rules and regulations;

          (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property, except as set forth on Schedule 4.14(a);

          (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

          (vii) there are no parties (other than the Companies) in possession of the parcels of Owned Property, other than tenants under any leases disclosed in Schedule 4.14(a) who are in possession of space to which they are entitled;

          (viii) all facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities as presently being used, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

          (ix) each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property; and there is no pending or, to the knowledge of the Shareholders, threatened termination of the foregoing access rights;

          (x) all improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight; and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used; and

          (xi) there are no service contracts, management agreements or similar agreements which affect the parcels of Owned Property, except as set forth on Schedule 4.14(a).

     (b) Schedule 4.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which each Company is a party (copies of which have previously been furnished to MTLM), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description or street address of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property or are otherwise set forth on Schedule 4.14(b). The Leases are in full force and effect and have not been amended except as set forth on Schedule 4.14(b), and no party thereto is in default or breach under any such Lease. To the knowledge of the Shareholders, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. To the knowledge of the Shareholders, there is no breach or anticipated breach by any other party to such Leases. Except as set forth on
Schedule 4.14(b), with respect to each such Leased Premises:

          (i) each Company has valid leasehold interests in the Leased Premises leased by it, which leasehold interests are free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, other than those that would not have a Material Adverse Effect;

          (ii) the portions of the buildings located on the Leased Premises that are used in the business of each Company are in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy each

     Company's current and reasonably anticipated normal business activities as conducted thereat;

          (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of each Company's respective business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

          (iv) none of the Companies has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and, to the knowledge of the Shareholders, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises and, to the knowledge of the Shareholders, no such special assessment is contemplated by any Governmental Authority.

4.15      GOOD TITLE TO AND CONDITION OF ASSETS.

     (a) Except as set forth on Schedule 4.15, each Company has good and marketable title to all of its respective Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of each Company, other than the Owned Properties, the Retained Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

     (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of each Company are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with sound industry practices. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of each Company or set forth on the Current Balance Sheet or acquired by each Company since the date of the Current Balance Sheet. Schedule 4.15 lists the vehicles owned, leased or used by each Company, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease, and, whether owned or leased, if it is used to transport, transfer, handle, dispose or haul Waste materials.

     4.16      COMPLIANCE WITH LAWS.

          (a) Each Company is in material compliance with all laws, regulations and orders applicable to it, its respective business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except as set forth on
     Schedule 4.16, none of the Companies has been cited, fined or otherwise notified of any asserted past or present material failure to comply with any laws, regulations or orders and no proceeding with respect to any such material violation is pending or, to the knowledge of the Shareholders, threatened.

          (b) None of the Companies has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law.

          (c) Each Company is in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of each Company for whom compliance with the Immigration Act as employer is required, such Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by such Company pursuant to the Immigration Act. None of the Companies has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of the Shareholders, threatened against it, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

          (d) Except as fully described on Schedule 4.16, none of the Companies is subject to any Contract, decree or injunction which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

     4.17 LABOR AND EMPLOYMENT MATTERS. Schedule 4.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of each Company. Except as set forth on Schedule 4.17, none of the Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there have been no efforts by any labor union during the 24 months prior to the date hereof to organize any employees of any Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of any Company which may interfere with its continued operations. To the knowledge of the Shareholders, none of the Companies has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against any Company by or with the National

Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of any Company during the 24 months prior to the date hereof. The Shareholders are not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Companies as a result of this Agreement or otherwise. Schedule 4.17 lists each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which each Company is a party or under which it has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements, and (iv) consulting agreements. To the knowledge of the Shareholders, each Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act and the Worker Adjustment and Retraining Notification Act of 1988.

     4.18    EMPLOYEE BENEFIT PLANS.

          (a) Employee Benefit Plans. Schedule 4.18 contains a list setting forth each employee benefit plan or arrangement of each Company, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of each Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to
     MTLM).

          (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or, to the knowledge of the Shareholders, threatened (except routine claims for benefits); (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts known to the Shareholders which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

          (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to MTLM, to the effect that such plans are qualified and exempt from federal income taxes; (ii) to the knowledge of the Shareholders, no such determination letter has been revoked, no revocation has been threatened, and no amendment or other action or omission has occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code;
     (iv) no reportable event (within the meaning of Section 4043 of ERISA) has, to the knowledge of the Shareholders, occurred, other than one for which the 30-day notice requirement has been waived; and (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) except as disclosed on Schedule 4.18, all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the date hereof that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on Schedule 4.18.

          (d) Multiemployer Plans. None of the Companies maintains, contributes or has any obligation to contribute to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan").

          (e) Welfare Plans. Other than as disclosed in Schedule 4.18, (i) none of the Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan"), whether or not disclosed in Schedule 4.18, to provide medical or death benefits with respect to any employee or former employee of any Company, or their predecessors after termination of employment; (ii) each Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code, (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan, and (iv) the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

          (f) Controlled Group Liability. None of the Companies, nor any entity that would be aggregated with them under Code Section 414(b), (c),
     (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

          (g) Other Liabilities. Except as set forth on Schedule 4.18, (i) none of the Employee Benefit Plans obligates any Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code),
     (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all fiscal years ending prior to or as of the date hereof shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of each Company as of the date hereof, and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of each Company.

     4.19 TAX MATTERS. Except as set forth in Schedule 4.19 hereto, all Tax Returns required to be filed prior to the date hereof with respect to each Company, or any of its income, properties, franchises or operations have been filed, each such Tax Return has been prepared in substantial compliance with all applicable laws and regulations, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes due and payable by or with respect to each Company have been paid or accrued on the Current Balance Sheet or will be accrued on its books and records with respect to fiscal years ending on or before December 31, 1996 as of the date hereof. Except as set forth in Schedule
4.19 hereto: (i) with respect to each taxable period of each Company ending within the last six years, no taxable period has been audited by the relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority; (iii) none of the Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the date hereof; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Shareholders, threatened against or with respect to any Company regarding Taxes; (vi) none of the Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the date hereof; (vii) there are no Liens for Taxes (other than for



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

current Taxes not yet due and payable) upon the assets of each Company, (viii) none of the Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the date hereof, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the date hereof or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the date hereof; (ix) none of the Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (x) to the knowledge of the Shareholders, there is no basis for any assessment, deficiency notice, 30-day letter or similar notice with respect to any Tax to be issued to any Company with respect to any period on or before the date hereof; (xi) none of the Companies has made any payments, and is or will not become obligated (under any contract entered into on or before the date hereof) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xii) none of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiii) no claim has ever been made by a taxing authority in a jurisdiction where any Company does not file Tax Returns that it is or may be subject to Taxes assessed by such jurisdiction; (xiv) none of the Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each Company for the past two years have been furnished or made available to MTLM; (xvi) no Company will be subject to any Taxes for the period ending at the Closing Date for any period for which a Tax Return has not been filed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xvii) no sales or use tax or property transfer tax (other than sales tax on aircraft, boats, mobile homes and motor vehicles), non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any Governmental Authority) will be payable by any Company or MTLM by virtue of the transactions contemplated by this Agreement.

     4.20 INSURANCE. Each Company is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by businesses in the same or similar lines of business and in coverage amounts typically and reasonably carried by such businesses (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the date hereof each of the Insurance Policies is in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each Company has complied with the provisions of such Insurance Policies. Schedule 4.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to MTLM) and (ii) a detailed description of each pending claim under any of the Insurance

Policies for an amount in excess of $5,000 that relates to loss or damage to the properties, assets or businesses of any Company. None of the Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

     4.21 RECEIVABLES. All of the Companies' Receivables (as hereinafter defined) represent bona fide transactions and arose in the ordinary course of business of each Company as applicable. All of the Companies' Receivables are good and reasonably expected to be collectable receivables, and are reasonably expected to be collected in the ordinary course of business, without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice and subject to credit insurance for Receivables. For purposes of this Agreement, the term "Receivables" means, with respect to any entity, all receivables of such entity, including all trade account receivables arising from the provision of services or sale of inventory, notes receivable, and insurance proceeds receivable.

     4.22    LICENSES AND PERMITS.

          (a) Each Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including the operation of the Owned Properties and Leased Premises, which Permits are listed on Schedule 4.22. All such Permits are valid and in full force and effect, each Company is in material compliance with the requirements thereof, and no proceeding is pending or, to the knowledge of the Shareholders, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby including without limitation the merger of Ferrex with and into Sub.

          (b) There are no material licenses or required governmental or official approvals, permits or authorizations for the conduct of the business and operations of Ferrex as such business is operated.

     4.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Companies in the manner in which and to the extent to which such business is currently being conducted. To the knowledge of the Shareholders, no current supplier to any Company of items essential to the conduct of its business will or has, to the knowledge of the Shareholders, threatened to terminate its respective business relationship with it for any reason. Except as set forth on Schedule 4.23, none of the Companies has any direct or indirect interest in any customer, supplier or competitor of such Company, or in any person from whom or to whom such Company leases real or personal property. Except as set forth on Schedule 4.23, no officer, director or shareholder of any Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with such Company or has any interest in any property used by such Company.

     4.24 INTELLECTUAL PROPERTY. Each Company has full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of their respective businesses (the "Intellectual Property"). The conduct of the business of each Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

     4.25    CONTRACTS.

          (a) Schedule 4.25 sets forth a list of each Contract to which each Company is a party or by which its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to MTLM. The copy of each Designated Contract furnished to MTLM is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. To the knowledge of the Shareholders, except as set forth on Schedule 4.25, no Company has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. To the knowledge of the Shareholders, except as set forth on Schedule 4.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any Company under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. No Company is subject to any material liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall mean (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating any Company to purchase or sell products or services other than individual contracts for the purchase or sale of scrap individually not exceeding $2,000,000; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of 60 days or less or calling for payment of an annual gross rental exceeding $10,000.00; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, noncompetition agreements and any other agreements relating to any employee, officer or director of any Company; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by any Company in excess of $150,000; and (h) other material Contracts or understandings, irrespective of subject matter and whether written or, to the knowledge of the Shareholders, unwritten, not entered into in the ordinary course of business by any Company and not otherwise disclosed on the Schedules.

          (b) There are no Designated Contracts with respect to the business and operations of Ferrex that are or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby including without limitation the merger of Ferrex with and into Sub.

     4.26 CUSTOMER LISTS AND RECURRING REVENUE. The Companies prepared and made available to MTLM a true, correct and complete list for the fiscal year ended December 31, 1996 of the Companies' 20 largest customers ("Material Customers") and suppliers together with the applicable percentage of total sales or purchases, as applicable. True, correct and complete copies of any agreements with such customers or suppliers which are anticipated to endure beyond the date hereof have been furnished by the Shareholders to MTLM. Except as provided on Schedule 4.26, other than Material Customers, no customer of the Companies as of the date of this Agreement accounts for more than 1% of the Companies' combined annual revenue. The Companies have made available to MTLM each Material Customer's name, address, account number, term of franchise or agreement, billing cycle, type of service and rates charged.

     4.27 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. No representation, statement or information made or furnished by the Shareholders to MTLM or any of MTLM's representatives in this Agreement or in any Schedule, certificate or other document to be delivered pursuant hereto contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholders have provided MTLM with true, accurate and complete copies of all documents listed or described in the various Schedules provided by or on behalf of Shareholders and attached hereto.

     4.28 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Such Isaac Shareholder is acquiring his or her interest in the shares of Common Stock of MTLM pursuant to this Agreement for his own account for investment and not with a view to, or for the sale in connection with, any distribution of his interest, except in compliance with applicable state and federal securities laws. Such Isaac Shareholder has been provided, to his satisfaction, the opportunity to discuss the transactions contemplated hereby with MTLM and has had the opportunity to obtain such information pertaining to MTLM as has been requested, including but not limited to filings made by MTLM with the SEC under the Exchange Act. Such Isaac Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act or, in the case of Stephanie Isaac and David Isaac, represented by a "purchaser representative" within the meaning of Regulation D promulgated under the Securities Act. Such Isaac Shareholder, or such purchaser representative in the case of Stephanie Isaac and David Isaac, has such knowledge and experience in business and financial matters that he or she is capable of evaluating the merits and risks of an investment in shares of Common Stock of MTLM, and such Isaac Shareholder is capable of bearing the economic risks of such investment and is able to bear a complete loss of his or her investment in shares of Common Stock of MTLM.
Such Isaac Shareholder acknowledges that the shares of Common Stock of MTLM to be received pursuant to the Merger have not been registered under the Securities Act and understands that such shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

     4.29 BUSINESS LOCATIONS. As of the date hereof, none of the Companies has any office or place of business other than as identified on Schedules 4.14(a) and 4.14(b) and each Company's principal place of business and chief executive office (as such terms are used in Title XIII of the Ohio Revised Code
Section 1309.38 as of the date hereof) are indicated on Schedule 4.14(a) or 4.14(b), and, all locations where the equipment, inventory, chattel paper and books and records of each Company are located as of the date hereof are fully identified on Schedules 4.14(a) and 4.14(b).

     4.30 NAMES; PRIOR ACQUISITIONS. All names under which each Company does business as of the date hereof are specified on Schedule 4.30. Except as set forth on Schedule 4.30, none of the Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past 10 years.

     4.31 NO COMMISSIONS. None of the Companies or the Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

     4.32 INVENTORY. All Assets that consist of inventory (including raw materials and work-in-progress): (i) were acquired in the ordinary course of business consistent with past practice; (ii) are of a quantity, and condition useable or saleable in the ordinary course of business within each Company's normal inventory turnover experience; and (iii) are valued at the lower of cost or net realizable market value. None of the Companies has any material liability with respect to the return or repurchase of any goods in the possession of any customer.

     4.33 IDENTIFICATION OF ASSETS. Schedule 4.33 sets forth a listing of all of the fixed assets and properties (including real, personal and mixed) owned by each Company as of March 31, 1996.

     4.34 RESTRICTIONS. Schedule 4.34 sets forth a list of all non-competition, non-solicitation, confidentiality and other restrictive covenants to which each Company and/or Shareholder is a party or otherwise bound. Except as set forth on Schedule 4.34, there are no contracts or agreements to which the Companies are parties or which are specifically applicable to the Companies which would in any way limit or restrict the rights of MTLM, or any Company from engaging in any business anywhere in the world.

                                  ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE CLOSING

     5.1     CONDUCT OF BUSINESS PENDING THE CLOSING.  Except as set forth on
Schedule 5.1, each Company covenants and agrees that, between the date of this Agreement and the Closing Date, the business of each Company shall be conducted only in, and each Company shall not take any action except in, the ordinary course of business, consistent with past practice and in material compliance with all rules, regulations and laws. Each Company shall use its best efforts to preserve intact its respective business organization, to keep available the services of its respective current officers, employees and consultants, and to preserve its respective present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, or as set forth on Schedule 5.1, none of the Companies shall, between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of MTLM:

          (a) amend or otherwise change its Articles of Incorporation or Code of Regulations;

          (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it, or, (ii) any of their respective assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money except under lines of credit existing as of the date hereof and enumerated in Section 4.11, and in any event not in excess of $6,000,000 or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

          (f) increase the compensation payable or to become payable to its respective officers or directors, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its respective directors or officers, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

          (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as required by law or a governmental authority and other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

          (i) increase or decrease prices charged to its respective customers, except for previously announced price changes or except in the ordinary course of business, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of contracts or other causes; or

          (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article IV untrue or incorrect.

                                  ARICLE VI

                            ADDITIONAL AGREEMENTS

     6.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     6.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause each Company to comply with all of the respective covenants of the Companies under this Agreement.

     6.3 COOPERATION. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the Nasdaq Stock Market or of any exchange on which the Common Stock is listed in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

     6.4     ACCESS TO INFORMATION.   From the date hereof to the Closing Date,
each Company and MTLM shall (and shall cause its respective directors, officers, employees, auditors, counsel and agents to) afford each other and their officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by MTLM or the Shareholders shall affect any representation or warranty in this Agreement.

     6.5 NOTIFICATION OF CERTAIN MATTERS. The Shareholders and MTLM shall give prompt notice to the other of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

     6.6 TAX TREATMENT. Each party to this Agreement has sought and received its own advice as to the tax treatment of the transactions covered by this Agreement and is not relying on any representations of the other parties or their respective advisers with respect thereto. All parties hereto agree to fully and completely comply with the reporting requirements of the Internal Revenue Service.

     6.7 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that any party hereto may make such public disclosure which such party believes in good faith is required by law or by the terms of any listing agreement with or requirements of a securities exchange.

     6.8 NO OTHER DISCUSSIONS. None of the Companies, nor the Shareholders, and their respective Affiliates, employees, agents or representatives shall (i) initiate or encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Shareholders will immediately notify MTLM if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

     6.9 RESTRICTIVE COVENANTS. In order to assure that MTLM will realize the benefits of this Agreement and in consideration of the transactions set forth in this Agreement, each Shareholder Indemnitor agrees with MTLM that he shall not for a period of sixty (60) months from the later of the Closing Date or the date each such Shareholder Indemnitor ceases to be an employee, officer or director of MTLM or the Company (except as may otherwise be set forth in an employment agreement with such Shareholder Indemnitor):

          (a) directly or indirectly, alone or as a partner, joint venturer, member, officer, director, employee, consultant, agent, independent contractor, stockholder, or in any other capacity of any company or business, engage in any business activity in the States of Ohio, Michigan and Indiana, which is directly in competition with the business conducted by the Companies at the Closing Date (other than real estate development); provided, however, that, the beneficial ownership of less than 5% of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

          (b) directly or indirectly (i) induce any Person which is a customer of any Company at the Closing Date to patronize any business directly in competition with the business conducted by the Companies; (ii) canvass, solicit or accept from any Person which is a customer of the Companies at the Closing Date, any such competitive business, or (iii) request or advise any Person which is a customer of the Companies at the Closing Date to withdraw, curtail or cancel any such customer's business with the Companies;

          (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by any of the Companies at or within six months prior to the Closing Date, or in any manner seek to induce any such Person to leave his or her employment;

          (d) directly or indirectly, at any time following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in his possession any of the Companies' proprietary rights or records, including, but not limited to, any of their customer lists.

The Shareholders agree and acknowledge that the restrictions contained in this
Section 6.9 are reasonable in scope and duration and are necessary to protect MTLM after the Closing Date. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to MTLM and upon breach of any provision of this Section, MTLM shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which MTLM may have (including, without limitation, the right to seek monetary damages).

     6.10 TRADING IN MTLM'S COMMON STOCK. Except as otherwise expressly consented to by MTLM, from the date of this Agreement until the Closing Date, none of the Companies, nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of the Common Stock in any transactions effected on the Nasdaq Stock Market or otherwise.

     6.11 OTHER AGREEMENTS. On the date hereof, each party hereto that is a signatory to any of the documents forms of which are attached as Exhibits "A" through "Q" (the "Other Agreements") agrees to execute and deliver such Other Agreements, as appropriate, to the other parties to such Other Agreements, and each party who is a married individual shall cause his spouse to execute all consents requested by MTLM to consummate the transactions set forth herein. The parties agree that the non-competition covenants contained in the employment agreements attached as Exhibits "O" and "P" are an integral part of this Agreement.


     6.12    [RESERVED]

     6.13 ADDITIONAL ACTIONS. MTLM, the Companies and the Shareholders agree to use their individual best efforts to obtain the authorizations required for each to execute and deliver this Agreement and to perform each of their respective obligations hereunder and to consummate the transactions contemplated hereby. Additionally, MTLM agrees to use its best efforts to recover any insurance proceeds which would otherwise reduce the Indemnifiable Damages under
Article IX which MTLM would otherwise suffer.

     6.14 CERTIFICATION OF TAX STATUS. The Shareholders shall deliver to MTLM either: (i) a Certificate of Nonforeign Status under Treasury Regulation
Section 1.1445-2(b)(1), or (ii) a Certificate meeting the requirements of Treasury Regulation Sections 1.987-2(g) and 1.897-2(h)(2) that the Purchased Securities do not constitute a U.S. real property interest.

     6.15 OPTION TO PURCHASE OFFICE BUILDING. At the date hereof, the Shareholders shall cause Isaac Building Company, Ltd. to enter into an agreement, attached hereto as Exhibit L, with MTLM or a Subsidiary of MTLM granting MTLM or such Subsidiary the right and option to purchase Isaac Building Company, Ltd.'s office building in Maumee, Ohio for a price of $3.2 million in cash, free and clear of any and all liens, claims and encumbrances, at any time after the third anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date.

     6.16 TAX RETURNS OF THE COMPANIES SUBSEQUENT TO CLOSING. The Shareholders shall have the right and obligation to supervise and control the preparation and filing of the federal income tax return and State of Ohio franchise returns or alternative reports for electing Subchapter S corporations with respect to the periods commencing on or after January 1, 1996 and ending on or before the Closing Date. MTLM shall provide such information and otherwise cooperate with the Shareholders as the Shareholders shall reasonably deem necessary to accomplish the foregoing.

     6.17 PENSION PLAN. Following the Closing, The Isaac Corporation Pension Plan-80 (the "Pension Plan") shall initially continue to be administered as it was administered prior to the Closing, consistent with prior practice in all material respects. On or before December 31, 1997, Gerard M. Jacobs representing and on behalf of MTLM and Lynn A. Isaac representing and on behalf of those employees who are not continuing employees of the Companies, each acting with the advice and prior written approval of his respective competent professional advisors, shall mutually agree upon lawful terms and conditions pursuant to which the Pension Plan will be transferred to Isaac Investments, Inc. and a portion of the Pension Plan shall be transferred to a new benefit plan to be maintained by Isaac.

     6.18 AUDITS. The Shareholders shall have the right and obligation to respond, contest, settle and otherwise handle in all respects any and all inquiries, demands, requests or audits of the Internal Revenue Service regarding or in connection with any and all federal income tax returns filed by any of the Companies for periods ending on or before the Closing Date. MTLM shall provide such information and otherwise cooperate with the Shareholders as the Shareholders shall reasonably deem necessary to accomplish the foregoing.

     6.19 EMPLOYEE COMPENSATION PLAN. On the Closing Date, the Shareholders shall have the right, but not the obligation, to cause Isaac to adopt an employee benefit plan covering certain employees of the Companies and containing such terms and funding as shall be specified by the Shareholders. Such plan shall provide for the payment by MTLM of cash to those employees specified by the Shareholders in the aggregate amount of $700,000, subject to a vesting schedule of three (3) years. Any amount paid by MTLM to any such employee pursuant to such plan shall reduce, dollar-for dollar, the payment of principal and/or interest under certain MTLM Notes in accordance with their terms.

     6.20    FIRST RIGHT TO PURCHASE CERTAIN PROPERTY.   In the event MTLM or
Isaac, as applicable, (the "Grantor") after the Closing Date decides to dispose of all or any part of Isaac's Owned Property located in Cuyahoga, Lorain, Medina or Summit Counties, Ohio, or property acquired after the Closing Date and made a part of the Owned Property located in such counties (together, the "Sale Property"), it shall first offer the Sale Property by written notice to the Shareholder Indemnitors or their designee (the "Grantee"). Such notice shall identify the Sale Property and designate a cash purchase price (the "Sale Price") for which it will be sold. For forty-five (45) days following such notice, the Grantee shall have the exclusive right to purchase the Sale Property for the Sale Price. During such notice period, Grantor shall permit Grantee to review its files with respect to the Sale Property. The Grantee shall accept the offer to purchase the Sale Property by notice to the Grantor within the forty-five (45) day notice period. The sale of the Sale Property shall be closed in escrow through the title company insuring title to the Sale Property within thirty (30) days following notice of acceptance. At the closing, the Sale Property shall be conveyed to the Grantee by general warranty deed subject only to easements and restrictions of record which do not adversely affect the current use of the Sale Property, zoning ordinances which permit the continued existing use of the Sale Property and real property taxes and installments of assessments not then due and payable (which shall be pro rated as of the closing date in accordance with local custom). The Grantor, at its cost, shall furnish the Grantee: (i) an Owner's Policy of Title Insurance issued by a national title insurance company acceptable to the Grantee in the amount of the purchase price, without exception for mechanics liens or matters which would be disclosed by survey; and (ii) an ALTA Survey of the Sale Property prepared by a registered surveyor acceptable to the title insurer. If the Grantee does not give notice of acceptance of the offer to purchase the Sale Property, the Grantor shall be free to sell such property to a third party, but only if such sale is closed within ninety (90) days thereafter for cash in the amount not less than 97.5 percent of the Sale Price. If the Grantor receives a bona fide third party offer to purchase the Sale Property for less than 97.5 percent of the Sale Price, which it desires to accept, the Grantor shall give the Grantee notice of such offer, accompanied by a copy of the offer. The Grantee shall have thirty
(30) days after such notice within which to give notice to the Grantor that the Grantee elects to purchase the Sale Property (or the portion thereof which is the subject of this offer) on the terms of the offer. If the Grantee does not give notice of its election to purchase the Sale Property within thirty (30) days after receiving notice of its right of first refusal, then the Grantor shall have the right to sell the Sale Property to a third party, but only if such sale is closed within ninety (90) days thereafter for cash in the amount not less than 97.5 percent of the first refusal offer price. If the Grantor does not close the sale of the Sale Property within the ninety (90) day sale periods set forth above, then the Sale property shall again be offered to the Grantee in accordance with the requirements of this Section 6.20 before it can be sold to a third party. The rights granted to the Grantee under this Section
6.20 run with the land.

     6.21    ADDITIONAL CONSIDERATION.

          (a) If the transactions contemplated in the Agreement and Plan of Merger dated as of May 16, 1997 among Cozzi Iron & Metal, Inc. and its shareholders, MTLM and CIM Acquisition Co. (the "Cozzi Agreement") are not consummated prior to the date set forth in Section 12.1(f) thereof (as such date may be amended by the parties thereto) or if such Agreement and Plan of Merger is otherwise terminated by the parties thereto (the date of public announcement of such event, the "Trigger Date"), MTLM shall issue additional shares of Common Stock of MTLM (the "Additional Shares") to the Shareholders of Ferrex who receive shares of Common Stock of MTLM in the Merger (the "Isaac Shareholders") in accordance with this Section 6.21.

          (b) The number of shares to be issued by MTLM shall equal the positive difference, if any, of (i) $12,200,000 divided by the greater of
     (y) $5.75, or (z) the average closing price per share of MTLM's Common Stock on the Nasdaq Stock Market (or such other public market upon which the Common Stock of MTLM is then primarily traded) for the 15 trading days immediately following the Trigger Date, minus (ii) 1,742,857.

          (c) MTLM shall, prior to or on the fifth trading day after the Trigger Date, provide written notice to the Isaac Shareholders of the number of Permitted Additional Shares. MTLM shall issue such Permitted Additional Shares to the Isaac Shareholders on the seventeenth trading day after the Trigger Date. To the extent that the number of Permitted Additional Shares is less than the total number of Additional Shares calculated pursuant to Section 6.21(b) (the difference, the "Prohibited Additional Shares"), the Isaac Shareholders shall be entitled to receive cash in lieu of such Prohibited Additional Shares as set forth below. At any time (and from time to time) after such seventeenth trading day the Shareholder Indemnitor Designees, on behalf of the Isaac Shareholders, may at their option demand payment in cash for some or all of the Prohibited Additional Shares.

          (d) If such a cash payment is demanded, MTLM shall, on the third business day after such demand, pay to the Isaac Shareholders by wire transfer of immediately available funds an amount equal to the number of Prohibited Additional Shares for which cash is to be paid in lieu thereof multiplied by the average closing price of MTLM's Common Stock determined pursuant to Section 6.21(b). Any such amount of cash which is not paid prior to or on such third business day shall accrue interest at 15% per annum on the basis of a 365-day year.

          (e) All payments or delivery of cash or stock by MTLM to the Isaac Shareholders pursuant to this Section 6.21 shall be in proportions set forth on Schedule 1.1.

     6.22 ISAAC PROXIES. Each Isaac Shareholder shall vote his shares of Common Stock of MTLM received pursuant to the Merger in favor of the transactions contemplated by the Cozzi Agreement when and if such a vote of the shareholders of MTLM is taken, and shall provide MTLM with an agreement and irrevocable proxy substantially in the form attached as Exhibit M.

     6.23 REGISTRATION RIGHTS. MTLM shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit N with the Isaac Shareholders.

     6.24 MITIGATION RIGHTS. During the period of employment of George A. Isaac, III pursuant to the employment agreement attached as Exhibit O hereto, he shall have the authority to do or cause to be done such acts and things as he in his reasonable discretion deems necessary or desirable to reduce or mitigate the potential liability for Indemnifiable Damages as a result of claims for breach of the representations and warranties contained in Sections 4.22(b) and 4.25(b).


                                 ARTICLE VII

          CLOSING DELIVERIES OF THE COMPANIES AND THE SHAREHOLDERS

     At the Closing, the Companies and the Shareholders shall provide or cause to be provided to MTLM the following documents and items:

     7.1 CORPORATE DOCUMENTS. (i) Copies of the Articles of Incorporation and Code of Regulations of each Company as in effect immediately prior to the date hereof, (ii) copies of resolutions adopted by the Board of Directors of each Company and the Shareholders authorizing the transactions contemplated by this Agreement, and (iii) certificates of good standing of each Company issued by the State of Ohio and each other state in which each of them is qualified to do business as of a date not more than thirty days prior to the date hereof, certified in each case as of the date hereof by the Secretary as being true, correct and complete.

     7.2 OPINION OF COUNSEL. An opinion dated as of the date hereof from counsel for the Companies and the Shareholders, in form and substance acceptable to MTLM, to the effect that:

               (i) each Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation, and each of them is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

               (ii) each Company has obtained all necessary corporate authorizations and consents to effect the transactions contemplated in this Agreement;

               (iii) except as set forth in Schedule 4.12, such counsel has no actual knowledge (without any independent investigation of any sort) of any litigation, proceeding or investigation pending or threatened which might result in any material adverse change in the properties, business or prospects or in the condition of the Companies, or which questions the validity of this Agreement;

               (iv) each of this Agreement and the Other Agreements to which a Company or the Shareholders is a valid and binding obligation of such Company and the Shareholders, as the case may be, and enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally.

     7.3 CONSENTS. Written consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of any Company from any Person from whom such consent or waiver is required under any Designated Contract or instrument as of a date not more than ten days prior to the date hereof, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

     7.4 COMPANY STOCK. All certificates evidencing the Purchased Securities held by the Shareholders, together with stock powers duly executed in blank, with signatures guaranteed, and otherwise in form acceptable to MTLM for transfer on the books of each Company.

     7.5        OTHER CLOSING DELIVERIES.

          (a) A current title policy insuring title to the real property owned by each Company as set forth on Schedule 4.14 (a) which shows no Liens other than Liens disclosed on such Schedule 4.14(a);

          (b) Each Other Agreement executed by each Company and/or the Shareholders, as the case may be, who is a party thereto;

          (c) resignations effective as of the Closing Date from such officers and directors of each Company as MTLM shall have requested in writing;

          (d) the stock books, stock ledgers, minute books, corporate seal and other books and records of each Company (provided, that the minute books, corporate seal and other books and books and records necessary for the continued operation of a Company may continue to be held at the executive offices of the Companies); and

          (e) all other previously undelivered agreements, certificates, documents, instruments or writings required to be delivered by each Company and/or the Shareholders at or prior to the date hereof pursuant to this Agreement or otherwise in connection herewith, duly executed by the Company and/or the Shareholders, as the case may be, who is a party thereto.

     7.6 EMPLOYMENT AGREEMENTS. Employment agreements acceptable to MTLM executed by each of George A. Isaac, III and Richard G. Isaac, copies of which are attached hereto as Exhibits O and P, respectively.

     7.7 NOTES PAYABLE TO RICHARD G. ISAAC AND RENEE ISAAC. Existing promissory notes of Isaac, payable to Richard G. Isaac and Renee Isaac in the aggregate amount of $5,091,102, promissory notes of Isaac payable to Richard G. Isaac and Renee Isaac in the aggregate amount of $3,453,098 (issuance contingent upon consummation of the transactions contemplated hereby) (such notes in the aggregate amounts of $5,091,102 and $3,453,098 the "Richard and Renee Notes") and promissory notes of Isaac payable to Richard G. Isaac and Renee Isaac dated June 30, 1996 (marked "canceled").

                                ARTICLE VIII

                     CLOSING DELIVERIES OF MTLM AND SUB

     At the Closing (or within 5 Business Days of the Closing with respect to Items 8.1(b) and (d)), MTLM shall provide or cause to be provided to the Shareholders the following documents and items:

     8.1     PURCHASE PRICE.

          (a)      The Notes described in Article I;

          (b) 1,942,857 shares of Common Stock of MTLM, as described in Articles I and II;

          (c)      $27,400,000 Letter of Credit;

          (d)      The Warrants described in Section 2.1;

          (e) Each Other Agreement to which MTLM or Sub is a party, duly executed by MTLM or Sub as the case may be; and

          (f) all other previously undelivered agreements, certificates, documents, instruments or writings required to be delivered by MTLM or Sub at or prior to the date hereof pursuant to this Agreement or otherwise in connection herewith, duly executed by MTLM or Sub, as the case may be, who is a party thereto.

     8.2 OPINION OF COUNSEL. An opinion dated as of the date hereof from counsel for MTLM, in form and substance acceptable to the Shareholders, to the effect that:

               (i) MTLM and Sub are each corporations duly organized and existing and in good standing under the laws of the State of Delaware and each is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

               (ii) MTLM and Sub has each obtained all necessary corporate authorizations and consents to effect the transactions contemplated in this Agreement; provided, however, that the filing of the Certificate of Merger with, and the acceptance of the filing of the Certificate of Merger by, the Secretary of State of the State of Delaware shall be necessary to effectuate the Merger;

               (iii) such counsel has no actual knowledge (without any independent investigation of any sort) of any litigation, proceeding or investigation pending or threatened which might result in any material adverse change in the properties, business or prospects or in the condition of MTLM, or which questions the validity of this Agreement;

               (iv) each of this Agreement, the Other Agreements to which MTLM or Sub is a party, and the Notes is a valid and binding obligation of MTLM and Sub, as the case may be, and enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and the stated rate of interest on the Notes does not violate any applicable laws, regulations or orders of the United States or the State of Illinois.

               (v) MTLM has duly authorized the shares of Common Stock of MTLM to be issued pursuant to the Merger and the shares of Common Stock of MTLM to be issued pursuant to the Merger, when issued in accordance with the Merger, will be duly authorized, validly issued, fully paid and non-assessable. To our knowledge, the issuance of the shares of Common Stock of MTLM pursuant to the Merger and any Additional Shares will not be subject to preemptive, first refusal or similar rights or transfer restrictions (other than those pursuant to this Agreement or applicable state and federal securities laws);

               (vi) Except for (i) the Nasdaq National Market Notification Form for Listing of Additional Shares required to be filed with the Nasdaq Stock Market, Inc. and (ii) the acceptance of the filing of the Certificate of Merger by the Secretary of State of the State of Delaware, no other consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, self-regulatory organization or securities market is necessary for MTLM to effect the transactions contemplated by this Agreement (except that no such opinion is expressed with respect to the issuance of any Additional Shares).


                                 ARTICLE IX

                               INDEMNIFICATION


     9.1 AGREEMENT BY THE SHAREHOLDER INDEMNITORS TO INDEMNIFY. The Shareholder Indemnitors agree to severally indemnify, defend and hold MTLM harmless (with each such Shareholder Indemnitors' liability to MTLM being equal to such Shareholder Indemnitors' proportionate share, as set forth in Schedule
9.1 hereto, of any Indemnifiable Damages, subject to the limitations set forth in Section 9.1(e) below) from and against the aggregate of all Indemnifiable Damages (as defined below).

          (a) For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related and reasonable counsel and paralegal fees and expenses) incurred or suffered by MTLM, on a pre-tax consolidated basis calculated after the application of any and all amounts received under insurance contracts or similar arrangements by MTLM with respect thereto which reduce the Indemnifiable Damages that would otherwise be sustained, to the extent (i) resulting from any breach of a representation or warranty made by each Company or the Shareholders in this Agreement, (ii) resulting from any breach of the covenants or agreements made by each Company or the Shareholders in this Agreement, (iii) resulting from (a) any payments made by The Isaac Corporation pursuant to that certain Guaranty dated as of December 4, 1996 (and any amendment, replacement or restatement thereof) by The Isaac Corporation in favor of General Electric Capital Corporation with respect to the indebtedness of Miltec Resources or (b) any claims, expenses, losses, costs, deficiencies, liabilities and damages relating in any manner to the partnership agreement of Miltec Resources, a Pennsylvania general partnership or any alleged breach thereof, or (iv) resulting from any inaccuracy in any certificate delivered by each Company or the Shareholders pursuant to this Agreement; provided, that Indemnifiable Damages shall include any increase in MTLM's insurance premiums arising in connection with the payment of such insurance proceeds.

          (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, MTLM shall have the right, subject to the limitations set forth in Section 9.1(e) below, to be put in the same pre-tax consolidated financial position, after the application of any insurance proceeds received, as MTLM would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of each Company and the Shareholders hereunder been performed in full.

          (c) Each of the representations and warranties made by the Shareholders in this Agreement or pursuant hereto shall survive for a period of 12 months after the Closing Date except as follows: (i) the representations and warranties of the Shareholders contained in Section 4.19, with respect to Taxes of the Companies, shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional Taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of the Shareholders contained in Sections 4.13 and 4.16 shall survive for a period of 12 months after the Closing Date; (iii) the representations and warranties of the Shareholders contained in Sections 4.1, 4.2 and 4.3 shall expire 180 days after the end of MTLM's fiscal year in which the Closing shall occur; (iv) the representations and warranties of the Shareholders contained in Sections 4.4, 4.5 and 4.31 shall not expire, but shall continue indefinitely; and (v) the representations and warranties of the Shareholders contained in Section 4.25(b) shall expire 90 days after the Closing Date. No claim for the recovery of Indemnifiable Damages may be asserted by MTLM against the Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any schedule, certificate or other document to be delivered pursuant hereto. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement; provided, that any item disclosed with respect to any representation or warranty shall be deemed to have been disclosed for purposes of all other representations and warranties where disclosure of such item would be pertinent.

          (d)            The Shareholder Indemnitors hereby designate William M.
     Isaac and Lynn A. Isaac or their successors chosen pursuant to this Section 9.1(d) (the "Shareholder Indemnitors Designees") to monitor the defense of any Indemnifiable Damages against the Shareholder Indemnitors and to otherwise act on behalf of the Shareholder Indemnitors in respect thereto, and their actions shall constitute the actions and decisions of the Shareholder Indemnitors and shall bind all such Shareholder Indemnitors. The Shareholder Indemnitors agree that by the written consent of the Shareholder Indemnitors holding 75% or more of the Shareholder Percentages as set forth in Schedule 9.1 hereto, the Shareholder Indemnitors may designate other individuals to monitor on behalf of the Shareholder Indemnitors any claim for Indemnifiable Damages made under Article IX. Any action to be taken by the Shareholder Indemnitors Designees must be taken by both Shareholder Indemnitors Designees to have effect hereunder, unless specifically provided otherwise.

          (e) Notwithstanding anything to the contrary contained in this Agreement, the Shareholder Indemnitors' aggregate liability for Indemnifiable Damages shall be limited as follows:

               (i) MTLM shall have no claim for Indemnifiable Damages unless and until all Indemnifiable Damages incurred by MTLM exceed an aggregate of $500,000, in which event the Shareholder Indemnitors shall be liable for only such Indemnifiable Damages in excess of $500,000; and

               (ii) for amounts in excess of the $500,000 amount referred to in Section 9.1(e)(i), the total amount of Indemnifiable Damages for which the Shareholder Indemnitors shall be liable to MTLM shall not exceed (1) at the First Measurement Date, the lesser of $5,020,000 and the value of 717,143 shares of Common Stock of MTLM (as adjusted for any stock dividend, stock split, conversion, recapitalization, reclassification, combination or other similar item) ("as adjusted") as of the First Measurement Date and (2) at or after the Second Measurement Date, the lesser of (x) $5,020,000 less the amount of any payments of or set offs against the Escrow Collateral previously made and (y) the value of the 717,143 shares of Common Stock of MTLM (as adjusted) as of the Second Measurement Date less the amount of any payments of or set offs against the Escrow Collateral previously made (the applicable limitation being referred to as the "Maximum Indemnification Amount"); except that,

               (iii)             if and to the extent that Indemnifiable
          Damages exceed the limitations set forth above solely as a result of claims for breach of the representations and warranties contained in Sections 4.22(b) and 4.25(b), then the Maximum Indemnification Amount with respect to claims for breaches of representations and warranties contained in Sections 4.22(b) and 4.25(b) shall be $16,000,000; provided, however, that the limitations contained in Section 9.1(e)(i) shall not apply to any Indemnifiable Damages arising pursuant to
          Section 9.1(a)(iii).

     9.2 AGREEMENT BY MTLM TO INDEMNIFY. MTLM agrees to indemnify, defend and hold the Shareholders harmless from and against the aggregate of all Shareholders Indemnifiable Damages (as defined below).

          (a) For purposes of this Agreement, "Shareholders Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related and reasonable counsel and paralegal fees and expenses) incurred or suffered by the Shareholders, on a pre-tax consolidated basis, to the extent (i) resulting from any breach of a representation or warranty made by MTLM and Sub in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by MTLM and Sub in or pursuant to this

     Agreement, or (iii) resulting from any inaccuracy in any certificate delivered by MTLM and Sub pursuant to this Agreement.

          (b) Without limiting the generality of the foregoing, with respect to the measurement of Shareholders Indemnifiable Damages, the Shareholders have the right to be put in the same pre-tax consolidated financial position as he, she or it would have been in had each of the representations and warranties of MTLM and Sub hereunder been true and correct and had the covenants and agreements of MTLM hereunder been performed in full.

          (c) Each of the representations and warranties made by MTLM and Sub in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Shareholders, and upon expiration of such one year period, such representations and warranties shall expire, except for the representations contained in Sections 3.1, 3.2, 3.3 and 3.4 shall not expire, but shall continue indefinitely. No claim for the recovery of Shareholders Indemnifiable Damages may be asserted by the Shareholders against MTLM after such representations and warranties shall thus expire, provided, however, that claims for Shareholders Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement; provided, that any item disclosed with respect to any representation or warranty shall be deemed to have been disclosed for purposes of all other representations and warranties where disclosure of such item would be pertinent.

          (d) In the event that the Shareholders believe they are entitled to a claim for any Shareholders Indemnifiable Damages hereunder, the Shareholders shall promptly give written notice to MTLM of such claim and the amount or the estimated amount of such claim, and the basis for such claim. In the event of a dispute under this Section 9.2, the provisions of
     Section 9.4(a)(i) and (iii) shall apply mutatis mutandis.

          (e) Notwithstanding anything to the contrary contained in this Agreement, Shareholders shall have no claim for Indemnifiable Damages unless and until all Indemnifiable Damages incurred by the Shareholders exceed an aggregate of $500,000 in which event MTLM shall be liable for only such Indemnifiable Damages in excess of $500,000.

     9.3 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the Shareholders and MTLM hereunder with respect to their respective indemnities pursuant to this

Article IX resulting from any claim or other assertion of liabilities by third parties (hereinafter called collectively "Claims"), shall be subject to the following terms and conditions:

          (a) the party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim within 20 days after the Indemnified Party receives notice thereof;

          (b) the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim; provided, however, if a Claim is made against MTLM for an amount which exceeds the value of the Escrow Collateral at such time, MTLM shall have the right to control the defense of the Claim;

          (c) in the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof);

          (d)    anything in this Section 9.3 to the contrary notwithstanding,
     (A) the Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Claim, (B) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (C) the Indemnified Party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim, and the Indemnifying Party and the Indemnified Party and their respective counsel shall cooperate with respect to such Claim.

     9.4 HELD BACK SHARES AND RIGHTS OF SET OFF TO SECURE THE SHAREHOLDER INDEMNITORS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholder Indemnitors to indemnify and hold MTLM harmless as described in
Section 9.1, at the Closing, MTLM shall set aside the certificates representing 717,143 shares of Common Stock of MTLM (the "Held Back Shares") issued pursuant to this Agreement. The Held Back Shares and any cash collateral substituted therefor (collectively, the "Escrow Collateral") shall be placed in an escrow account (the "Escrow Account") in accordance with the terms of the Escrow Agreement, substantially in the form attached hereto as Exhibit Q. Shareholder Indemnitors hereby pledge and grant to MTLM a security interest in the Escrow Collateral for the performance of the

Shareholder Indemnitors' Indemnification Obligations; provided that the Escrow Collateral shall be released automatically from such security interest upon distribution of the Escrow Collateral to the shareholders in accordance with the terms hereof. MTLM's sole remedy for any claims for Indemnifiable Damages which is asserted on or before the Second Measurement Date shall be by set off against or payment from the Escrow Collateral.

          (a) MTLM may set off against the Escrow Collateral any Indemnifiable Damages for which the Shareholders are responsible pursuant to this Agreement, subject, however, to the limitations set forth in
     Section 9.1(e) and to the following terms and conditions:

               (i) MTLM shall give written notice to the Shareholder Indemnitors Designees of any claim for Indemnifiable Damages, which notice shall set forth (1) the amount of Indemnifiable Damages which MTLM claims to have sustained by reason thereof, and (2) a statement in reasonable detail of the basis of such claim;

               (ii) Either Shareholder Indemnitors Designee shall have the right, within 10 business days from the date of such notice provided pursuant to clause (i) above, to notify MTLM whether the Shareholder Indemnitors contest such claim.

                    (1) If such claim is not contested, the escrow agent shall effect such set off of the Escrow Collateral equal to the amount of such claim up to the Maximum Indemnification Amount; provided, that such set off shall not be effected except at a Measurement Date.

                    (2) If such claim is disputed, such dispute shall be resolved in accordance with clause (iii) below. If the Shareholder Indemnitors are liable for such claim as determined pursuant to clause (iii), the escrow agent shall effect such set off of the Escrow Collateral equal to the amount of such claim up to the Maximum Indemnification Amount; provided, that such set off shall not be effected except at the Second Measurement Date or as provided in Section 9.4(b) below.

               (iii) If a Shareholder Indemnitors Designee shall notify MTLM in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days thereafter (the "Resolution Period"), then MTLM or the Shareholder Indemnitors Designees may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Shareholder Indemnitors Designees, one appointed by MTLM and one appointed by the two arbitrators so appointed), which shall be appointed within 30 days after the expiration of the Resolution Period. The arbitration shall take place in Chicago, Illinois. The arbitrators shall abide by the Commercial Arbitration Rules of the American

          Arbitration Association and they shall use their best efforts to make their decision within 45 days of being appointed and their decision shall be final and binding on all parties and enforceable in any court of competent jurisdiction. Notwithstanding anything to the contrary herein, including Section 13.8, any arbitration conducted hereunder shall be governed by the Federal Arbitration Act, Title 9, United States Code. The losing party in any arbitration hereunder shall reimburse the winning party for its expenses incurred in connection with such arbitration, including reasonable attorney fees.

          (b) Promptly after the Second Measurement Date, MTLM agrees to instruct the Escrow Agent to deliver to the Shareholders any Escrow Collateral; provided, however, if there then remain unresolved any claims for Indemnifiable Damages as to which notice has been given to MTLM prior to or on the Second Measurement Date pursuant to Section 9.4(a)(i), then such Escrow Collateral shall be so delivered only to the extent that the value thereof exceeds the lesser of (i) the Maximum Indemnification Amount and (ii) the amount of such claims.

          (c) MTLM agrees to instruct the Escrow Agent to deliver to the Shareholder Indemnitors promptly after final satisfaction of all claims in accordance with the provisions of this Article IX, any Escrow Collateral remaining in the Escrow Account.

          (d) (i) For all purposes of this Article IX, the value of the shares of Common Stock of MTLM or Held Back Shares shall be the price per share equal to the closing price per share of the Common Stock of MTLM on the Nasdaq Stock Market (or such other public market upon which the Common Stock of MTLM is then primarily traded) on the business day immediately preceding the applicable date of valuation.

               (ii) At any time while any Held Back Shares are in the Escrow Account the Shareholders may replace any or all of such Held Back Shares with cash equal to the value of such Held Back Shares and the escrow agent shall deliver such Held Back Shares so replaced to the Shareholder Indemnitors; provided, that prior to the Second Measurement Date a Held Back Share shall not be replaced with less than $7 in cash.

               (iii) At any time after the Held Back Shares remaining in the Escrow Account are registered or any restrictions on sale imposed under the Securities Act are terminated or expire, at the request of the Shareholder Indemnitors Designees, MTLM will join the Shareholder Indemnitors in instructing the escrow agent to sell some or all of such remaining Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in the Escrow Account.

          (e) Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholder Indemnitors and the

     Shareholder Indemnitors shall be entitled to vote the same. All shares of MTLM Common Stock issued to the Shareholder Indemnitors as a result of any stock dividend, stock split, conversion, recapitalization, reclassification, combination or other similar item and all cash issuable to the Stockholder Indemnitors as a result of any special cash dividend distribution with respect to the Held Back Shares shall remain in the Escrow Account. All cash issued or paid upon Held Back Shares shall as the result of any regular cash dividend distribution be distributed to the Shareholder Indemnitors.


                                  ARTICLE X

                           SECURITIES LAW MATTERS

     The parties agree as follows with respect to the sale or other disposition after the Closing Date of MTLM Securities:

     10.1 DISPOSITION OF MTLM SECURITIES. Each of the Shareholders represents and warrants that each of the shares of Common Stock of MTLM being acquired by him hereunder is being acquired and will be acquired for his own account and will not be sold or otherwise disposed of, except pursuant to (i) the provisions of Rules 144 and 145 (or any successor regulations) or another exemption from the registration requirements under the Securities Act, which does not require the filing by MTLM with the SEC of any registration statement, offering circular or other document, in which case the Shareholders shall first supply to MTLM an opinion of counsel (which counsel and opinions shall be reasonably satisfactory to MTLM) that such exception is available, or (ii) an effective registration statement filed by MTLM with the SEC under the Securities Act.

     10.2 LEGEND. Each of the shares of Common Stock of MTLM shall bear the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(D) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

MTLM may, unless a registration statement is in effect covering the shares of Common Stock of MTLM, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                 ARTICLE XI

                                 DEFINITIONS

     11.1 Defined Terms. As used herein, the following terms shall have the following meanings:

          "Aboveground Storage Tanks" defined in Section 4.13 (h).

          "Additional Shares" defined in Section 6.21(a).

          "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Asbestos" or "Asbestos-containing material" defined in Section 4.13
     (j).

          "Assets" defined in Section 4.15 (a).

          "Briquetting" defined in the introductory paragraph of this Agreement.

          "Briquetting Purchased Securities" defined in Section 1.1.

          "CERCLA" defined in Section 4.13 (e).

          "Certificate of Merger" defined in Section 2.1.

          "Claims" defined in Section 9.3.

          "Closing" defined in Section 1.8.

          "Closing Date" defined in Section 1.8.

          "Code" defined in Section 4.18 (b).

          "Collateral Agents" defined in Section 1.7(a).

          "Collateral Documents" defined in Section 1.7(e).

          "Common Stock" means shares of MTLM's common stock, $.01 par value.

          "Company" and "Companies" defined in the introductory paragraph of this Agreement.

          "Confidentiality Agreement" means the Confidentiality Agreement dated March 24, 1997 between the Companies and MTLM.

          "Contract" means any written indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument.

          "Cozzi Agreement" defined in Section 6.21(a).

          "Current Balance Sheets" defined in Section 4.9.

          "Designated Contracts" defined in Section 4.25(a).

          "Discharge" defined in Section 4.13 (f).

          "Downpayment Notes" defined in Section 1.4(a).

          "Downpayment Pledge" defined in Section 1.7(d).

          "Effective Time" defined in Section 2.1.

          "Employee Benefit Plans" defined in Section 4.18 (a).

          "Employment Agreements" means the employment agreements by and between George A. Isaac, III and MTLM and Richard G. Isaac and MTLM in the forms attached hereto as Exhibits N and O, respectively.

          "Environmental, Health and Safety Laws" defined in Section 4.13 (k).

          "EPCRA" defined in Section 4.13 (e).

          "ERISA" defined in Section 4.18 (a).

          "Escrow Account" defined in Section 9.4.

          "Escrow Collateral" defined in Section 9.4.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Ferrex" defined in the introductory paragraph of this Agreement.

          "Ferrex Purchased Securities" defined in Section 1.1.

          "Ferrex Stock" defined in the Recitals to this Agreement.

          "FIFRA" defined in Section 4.13 (e).

          "Financial Statements" defined in Section 4.9.

          "First Measurement Date" means, with respect to claims by MTLM for Indemnification Damages that are made not later than the 10th day prior to the six month anniversary of the Closing Date and are not contested by either Shareholder Indemnitors Designee by such six month anniversary, the six month anniversary of the Closing Date (or the next succeeding day which is a business day).

          "Fixed Assets" defined in Section 4.15 (b).

          "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

          "George III Note" defined in Section 1.4(b).

          "Governmental Authority" means any nation or government, any State, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty" defined in Section 1.7(e).

          "Hazardous Substances" defined in Section 4.13 (e).

          "Held Back Shares" defined in Section 9.4.

          "III" defined in Section 6.17(a).

          "Immigration Act" defined in Section 4.16 (c).

          "Indemnifiable Damages" defined in Section 9.1 (a).

          "Indemnified Party" defined in Section 9.3 (a).

          "Indemnifying Party" defined in Section 9.3(a).

          "Insurance Policies" defined in Section 4.20.

          "Intellectual Property" defined in Section 4.24.

          "Isaac" defined in the introductory paragraph of this Agreement.

          "Isaac Child" and "Isaac Children" defined in Section 13.10.

          "Isaac Purchased Securities" defined in Section 1.1.

          "Isaac Shareholders" defined in Section 6.21(a).

          "Leased Premises" defined in Sections 4.13(p) and 4.14(b).

          "Leases" defined in Section 4.14 (b).

          "Letter of Credit" defined in Section 1.7(a).

          "Licenses" defined in Section 4.13 (b).

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

          "Material Adverse Change (or Effect)" means with respect to the Companies or MTLM respectively, a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations or business or prospects which change (or effect) is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations business or prospects of the Companies taken as a whole or MTLM and its subsidiaries taken as a whole, respectively; provided, however, that Material Adverse Change (or Effect) shall not be deemed to include the effects of compliance with this Agreement and the transactions contemplated hereby.

          "Material Customers" defined in Section 4.26.

          "Maximum Indemnification Amount" defined in Section 9.1(e).

          "Measurement Date" means the First Measurement Date or the Second Measurement Date, as applicable.

          "Merger" defined in the Recitals to this Agreement.

          "Mortgages" defined in Section 1.7(b).

          "MPPA Plan" defined in Section 4.18(d).

          "MTLM" defined in the introductory paragraph of this Agreement.

          "MTLM Notes" defined in Section 1.2(a).

          "MTLM Stock Pledge" defined in Section 1.7(c).

          "New Plan" defined in Section 6.17(b).

          "Notes" defined in Section 1.6.

          "OSHA" defined in Section 4.13 (e).

          "Other Agreements" defined in Section 6.11.

          "Owned Properties" defined in Sections 4.13(p) and 4.14(a).

          "Paulding" defined in the introductory paragraph of this Agreement.

          "Paulding Purchased Securities" defined in Section 1.1.

          "PBGC" defined in Section 4.18 (f).

          "Pension Plan" defined in Section 6.17(a).

          "Permits" defined in Section 4.22(a).

          "Permitted Additional Shares" means, from time to time, the maximum number of shares of Common Stock of MTLM which can be issued in connection with this Agreement pursuant to Section 6.21 without obtaining the approval of the shareholders of Common Stock of MTLM, to the extent required by the Nasdaq Stock Market (or such other public market upon which the Common Stock of MTLM is then primarily traded).

          "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

          "Prime Lending Rate" defined in Section 1.2.

          "Prohibited Additional Shares" defined in Section 6.21(c).

          "Purchased Securities" defined in Section 1.5. "RCRA" defined in
     Section 4.13 (e).

          "Receivables" defined in Section 4.21.

          "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "Release" defined in Section 4.13 (f).

          "Resolution Period" defined in Section 9.4(a)(iii).

          "Retained Properties" defined in items A1-A4 on Schedule 4.10.

          "Richard and Renee Notes" defined in Section 7.7.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" defined in Section 3.5.

          "Second Measurement Date" means the business day which is the first anniversary of the Closing Date (or the next succeeding day which is a business day).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Shares" defined in Section 1.7(c).

          "Shareholder" and "Shareholders" defined in the introductory paragraph of this Agreement

          "Shareholder Indemnitors" means Charles A. Isaac, George A. Isaac, III, L.A. Isaac, Richard G. Isaac and William M. Isaac.

          "Shareholder Indemnitors Designees" defined in Section 9.1(d).

          "Shareholders Indemnifiable Damages" defined in Section 9.2 (a).

          "Sub" defined in the introductory paragraph of this Agreement.

          "Subsidiary," with respect to any Person, means a Person controlled by such person directly, or indirectly through one or more intermediaries.

          "Surviving Corporation" defined in Section 2.1 hereof.

          "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

          "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

          "Trigger Date" defined in Section 6.21.

          "Underground Storage Tanks" defined in Section 4.13 (h).

          "Waste" defined in Section 4.13 (e).

          "Welfare Plan" defined in Section 4.18(e).

     11.2         OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

          (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

     11.3 KNOWLEDGE. The phrases "to the knowledge of the Shareholders" and "to the best of the Shareholders' knowledge" shall, in each case, mean the actual knowledge of a Shareholder.


                                 ARTICLE XII

                      TERMINATION AMENDMENT AND WAIVER

     12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, by mutual written consent of all of the Companies, MTLM, Sub and the Shareholder Indemnitors on behalf of all of the Shareholders hereto.

                                ARTICLE XIII

                             GENERAL PROVISIONS



     13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by certified or registered mail (first class postage prepaid) two business days after such delivery, guaranteed overnight delivery on the next business day, or facsimile transmission (with confirmation of receipt), to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

          (a)        IF TO MTLM TO:

                 Metal Management, Inc.
                 500 N. Dearborn Street
                 Suite 405
                 Chicago, IL  60610
                 Attn: Chief Executive Officer
                 Telecopy No.:  (312) 645-0714

                 WITH A COPY TO:

                 Shefsky & Froelich Ltd.
                 444 N. Michigan Avenue
                 Suite 2500
                 Chicago, IL  60611
                 Attn:  Erhard R. Chorle
                 Telecopy No.:  (312) 527-5921

          (b)        IF TO THE COMPANIES OR THE SHAREHOLDERS TO:

                 William M. Isaac
                 c/o Secura Group
                 7799 Leesburg Pike
                 8th Floor
                 Falls Church, Virginia  22043
                 Telecopy No.:  (703) 749-1532

                 AND TO:

                 L.A. Isaac
                 2625 Underhill Road
                 Toledo, Ohio  43615
                 Telecopy No.:  (419) 891-4119

                 WITH A COPY TO:

             Shumaker, Loop & Kendrick, LLP
             North Courthouse Square
             1000 Jackson
             Toledo, Ohio  43624-1573
             Attn: David F. Waterman, Esq.
             Telecopy No.:  (419) 241-6894

     13.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter (other than the Confidentiality Agreement). The Exhibits and Schedules constitute a part hereof as though set forth in full above. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     13.3 EXPENSES. Except as otherwise provided herein, MTLM shall pay its own fees and expenses, including its own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby, and the Companies shall pay all reasonable fees and expenses, including counsel fees for two law firms to jointly represent the Companies and the Shareholders, incurred by the Companies and the Shareholders in connection with this Agreement or any transaction contemplated hereby.

     13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

     13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the Shareholders or MTLM without the prior written consent of MTLM or the Shareholder Indemnitors Designee, respectively.

     13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

     13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Illinois applicable to contracts executed and to be wholly performed within such State.

     13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

     13.10 ISSAC CHILDREN. Notwithstanding anything to the contrary herein, each of George Andrew Isaac, IV, Deborah Isaac, Kimberly A. Isaac, David Isaac and Stephanie Isaac are signatories to this Agreement with respect to the agreement to sell the Purchased Securities owned by them pursuant to Article I in exchange for the consideration as set forth on Schedule 1.1. George Andrew Isaac, IV, David Isaac, Stephanie Isaac, Deborah Isaac and Kimberly R. Isaac is each an "Isaac Child" and, collectively, are the "Isaac Children." Each Isaac Child is also a signatory to this Agreement with respect to the representation and warranty provided in the next to last sentence of Section 4.5 with respect to such Isaac Child's Isaac Purchased Securities. Notwithstanding anything to the contrary herein, each Isaac Child individually, and the Isaac Children collectively, make no other representations, warranties or covenants under this Agreement and are not party to this Agreement for any other purpose, including without limitation the provisions of Article XI.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                                METAL MANAGEMENT, INC.,
                                                A DELAWARE CORPORATION


Date:  June 23, 1997                            By:  Gerard M. Jacobs
                                                   --------------------------
                                                   Name: GERARD M. JACOBS
                                                        ---------------------
                                                   Title: President
                                                         --------------------


                                                ISAAC ACQUISITION CORPORATION,
                                                A DELAWARE CORPORATION


Date:  June 23, 1997                            By:  Gerard M. Jacobs
                                                   --------------------------
                                                   Name: GERARD M. JACOBS
                                                        ---------------------
                                                   Title: President
                                                         --------------------


                                                THE ISAAC CORPORATION,
                                                AN OHIO CORPORATION


Date:  June 23, 1997                            By:  George A. Isaac
                                                   --------------------------
                                                   Name: GEORGE A. ISAAC III
                                                        ---------------------
                                                   Title: President
                                                         --------------------



                                                FERREX TRADING CORPORATION,
                                                AN OHIO CORPORATION


Date:  June 23, 1997                            By:  George A. Isaac
                                                   --------------------------
                                                   Name: GEORGE A. ISAAC III
                                                        ---------------------
                                                   Title: President
                                                         --------------------

                                             PAULDING RECYCLING, INC.,
                                             AN OHIO CORPORATION


Date:  June 23, 1997                         By:  George A. Isaac
                                                -------------------------
                                                Name: GEORGE A. ISAAC III
                                                     --------------------
                                                Title: President
                                                      --------------------





                                             BRIQUETTING CORPORATION OF
                                             AMERICA, AN OHIO CORPORATION


Date:  June 23, 1997                         By:  George A. Isaac
                                                --------------------------
                                                Name: GEORGE A. ISAAC III
                                                     ---------------------
                                                Title: President
                                                      --------------------

                                THE ISAAC CORPORATION
SHAREHOLDERS                    Voting Shares  Non-Voting Shares
------------                    -------------  -----------------
                                5,580.75       16,742.25
Richard G. Isaac
------------------------
Richard G. Isaac
May, 1997 Revocable Trust
                                5,712.5        16,609.50
George A. Isaac III
--------------------------
George A. Isaac, III
Second Revocable Trust
                                               528
George A. Isaac III
---------------------------
George A. Isaac, III
Custodian for George
Andrew Isaac, IV
                                5,712.50       17,137.50
Lynn A. Isaac
---------------------------
Lynn A. Isaac
Second Revocable Trust

                                4,753.00       11,858.75
---------------------------
William M. Isaac
Revocable Trust dated
October 5, 1992
                                               1,200
---------------------------
David Isaac, by William M.
Isaac, attorney-in-fact

                                               1,200
---------------------------
Stephanie Isaac, by
William M. Isaac,
attorney-in-fact
                               4,753.00       10,208.75
Charles A. Isaac
---------------------------
Charles A. Isaac
May 1997 Revocable Trust
                                              2,025
Charles A. Isaac
---------------------------
Deborah Isaac, by
Charles A. Isaac,
attorney-in-fact

                                                                      2,025
Charles R. Isaac
----------------------------
Kimberly R. Isaac, by
Charles A. Isaac,
attorney-in-fact



                        FERREX TRADING CORPORATION
SHAREHOLDERS                            Voting Shares
------------                            -------------
                                          100
Richard G. Isaac
--------------------------
Richard G. Isaac
May 1997 Revocable Trust
                                          100
George A. Isaac III
---------------------------
George A. Isaac, III
Second Revocable Trust
                                          100
Lynn A. Isaac
---------------------------
Lynn A. Isaac
Second Revocable Trust
                                          100

---------------------------
William M. Isaac
Revocable Trust dated
October 5, 1992
                                          100
Charles A. Isaac
----------------------------
Charles A. Isaac
May, 1997 Revocable Trust


                        PAULDING RECYCLING, INC.
SHAREHOLDERS                            Voting Shares
------------                            -------------

Richard G. Isaac                          100
-------------------------
Richard G. Isaac
May, 1997 Revocable Trust

George A. Isaac, III                      100
--------------------------
George A. Isaac, III
Second Revocable Trust

                                     100
Lynn A. Isaac
-------------------------------
Lynn A. Isaac
Second Revocable Trust
                                     100
William M. Isaac
-------------------------------
William M. Isaac
Revocable Trust dated
October 5, 1992

Charles A. Isaac                     100
------------------------------
Charles A. Isaac
May, 1997 Revocable Trust

                     BRIQUETTING CORPORATION OF AMERICA

SHAREHOLDERS                    Voting Shares
------------                    -------------
                                     100
Richard G. Isaac
--------------------------
Richard G. Isaac
May, 1997 Revocable Trust
                                     100
George A. Isaac III
---------------------------
George A. Isaac, III
Second Revocable Trust
                                     100
Lynn A. Isaac
---------------------------
Lynn A. Isaac
Second Revocable Trust

William M. Isaac                     100
---------------------------
William M. Isaac
Revocable Trust dated
October 5, 1992

Charles A. Isaac                     100
---------------------------
Charles A. Isaac
May, 1997 Revocable Trust


     The undersigned have joined in the execution and delivery of this Agreement as affirmation and acknowledgment of their obligations pursuant to
Article IX hereof.

                                             SHAREHOLDER INDEMNITORS


                                             Richard G. Isaac
                                             -----------------------------
                                             Richard G. Isaac


                                             George A. Isaac III
                                             -----------------------------
                                             George A. Isaac, III


                                             L.A. Isaac
                                             -----------------------------
                                             L.A. Isaac


                                             -----------------------------
                                             William M. Isaac


                                             Charles A. Isaac
                                             -----------------------------
                                             Charles A. Isaac